Exhibit 3.3
FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
OF
AVIV HEALTHCARE PROPERTIES OPERATING LIMITED PARTNERSHIP
Dated as of [                    ], 2009

i

TABLE OF CONTENTS

		Page

Section 15.11.	Limitation to Preserve REIT Status	57
Section 15.12.	No Rights as Limited Partners of General Partner or Stockholders of Parent	57
Section 15.13.	No Third Party Beneficiaries	58
Section 15.14.	Entire Agreement	58

Exhibits

Exhibit A	Schedule of Limited Partners and Partnership Units
Exhibit B	Notice of Redemption

FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
OF
AVIV HEALTHCARE PROPERTIES OPERATING LIMITED PARTNERSHIP
     THIS FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF AVIV HEALTHCARE PROPERTIES OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership, dated as of [__________], 2009, is entered into by and among Aviv REIT GP, L.L.C., a Delaware limited liability company, as the “General Partner,” Aviv REIT, Inc., a Maryland corporation, as the “Parent,” Aviv REIT LP, L.L.C., a Delaware limited liability company, as the “Parent Limited Partner,” and the Persons whose names are set forth on Exhibit A attached hereto, as the other “Limited Partners,” together with any other Persons who become Partners in the Partnership as provided herein. Capitalized terms used herein are defined in Article 1 unless otherwise provided.
RECITALS:
     WHEREAS, Aviv Healthcare Partners Limited Partnership, a Delaware limited partnership (“LP”), and Aviv Healthcare, L.L.C. entered into an Agreement of Limited Partnership of Aviv Healthcare Properties Operating Partnership I, LP, dated as of April 13, 2005, pursuant to which the Partnership was formed (the “Original Agreement”);
     WHEREAS, on the date hereof, pursuant to a Certificate of Merger of Domestic Limited Partnership into Domestic Limited Partnership filed in the Office of the Secretary of State of the State of Delaware, (i) LP was merged with and into the Partnership, with the Partnership continuing as the surviving limited partnership, and (ii) the Partnership’s name was changed to “Aviv Healthcare Properties Operating Limited Partnership”;
     WHEREAS, pursuant to certain recapitalization transactions occurring on the date hereof, the Parent has become the ultimate parent company of the Partnership, the General Partner and the Parent Limited Partner; and
     WHEREAS, the General Partner and the Limited Partners desire to amend and restate the Original Agreement in its entirety by entering into this First Amended and Restated Agreement of Limited Partnership.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:
ARTICLE 1
DEFINED TERMS
     Section 1.1. Definitions.
     The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

     “Act” means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.
     “Additional Funds” has the meaning set forth in Section 4.5(a).
     “Additional Limited Partner” means a Person admitted to the Partnership as a Limited Partner pursuant to Section 12.2 and who is shown as such on the books and records of the Partnership.
     “Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Capital Account as of the end of the relevant Partnership Year, after giving effect to the following adjustments: (i) decrease such deficit by any amounts which such Partner is obligated to restore pursuant to this Agreement or is deemed to be obligated to restore pursuant to Regulations Section 1.704-l(b)(2)(ii)(c) or the penultimate sentence of each of Regulations Sections 1.704-2(i)(5) and 1.704-2(g)(l); and (ii) increase such deficit by the items described in Regulations Section 1.704-l(b)(2)(ii)(d)(4), (5) and (6). The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-l(b)(2)(ii)(d) and shall be interpreted consistently therewith.
     “Adjustment Factor” means 1.0; provided, however, that in the event that:
     (i) the Parent (a) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (b) splits or subdivides its outstanding REIT Shares or (c) effects a reverse stock split or otherwise combines its outstanding REIT Shares into a smaller number of REIT Shares, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction (1) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and (2) the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination;
     (ii) the Parent distributes any rights, options or warrants to all holders of its REIT Shares to subscribe for or to purchase or to otherwise acquire REIT Shares (or other securities or rights convertible into, exchangeable for or exercisable for REIT Shares) at a price per share less than the Value of a REIT Share on the record date for such distribution (each a “Distributed Right”), the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction (a) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date plus the maximum number of REIT Shares purchasable under such Distributed Rights and (b) the denominator of which shall be the number of REIT Shares issued and outstanding on the record date plus a fraction (1) the numerator of which is the maximum number of REIT Shares purchasable under such Distributed Rights times the minimum purchase price per REIT Share under such Distributed Rights and (2) the denominator of which is the Value of a REIT Share as of the record date; provided, however, that, if any such

Distributed Rights expire or become no longer exercisable, then the Adjustment Factor shall be adjusted, effective retroactive to the date of distribution of the Distributed Rights, to reflect a reduced maximum number of REIT Shares or any change in the minimum purchase price for the purposes of the above fraction; or
     (iii) the Parent shall, by dividend or otherwise, distribute to all holders of its REIT Shares evidences of its indebtedness or assets (including securities, but excluding any dividend or distribution referred to in paragraph (i) above), which evidences of indebtedness or assets relate to assets not received by the Parent or its Subsidiaries pursuant to a pro rata distribution by the Partnership, the Adjustment Factor shall be adjusted to equal the amount determined by multiplying the Adjustment Factor in effect immediately prior to the close of business on the date fixed for determination of stockholders entitled to receive such distribution by a fraction (1) the numerator of which shall be such Value of a REIT Share on the date fixed for such determination and (2) the denominator of which shall be the Value of a REIT Share on the date fixed for such determination less the then fair market value (as determined by the Parent, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets so distributed applicable to one REIT Share.
     Any adjustments to the Adjustment Factor shall become effective immediately after the effective date of the event necessitating the adjustment, retroactive to the record date, if any, for such event.
     “Affiliate” means, with respect to any Person, (a) each other Person that, directly or indirectly, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, fifty percent (50%) or more of the stock or ownership interest of such Person and (b) each other Person that controls, is controlled by or is under common control with such Person. For the purpose of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.
     “Agreement” means this First Amended and Restated Agreement of Limited Partnership, as it may be amended, modified, supplemented or restated from time to time.
     “Assignee” means a Person to whom one or more Partnership Units have been Transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner.
     “Available Cash” means Gross Receipts, reduced by the payment, or accrual for payment, of all business operating expenses and capital costs relating to the business of the Partnership and its assets, including any and all principal payments, capital expenditures, management and other fees, interest, and other charges or provisions, including escrow deposits made pursuant to Partnership indebtedness, reserves for current and future working capital requirements, acquisitions of additional properties, contingencies, reserves, anticipated obligations and other charges or provisions as determined by the General Partner in its sole discretion.

     “Business Day” means a day of the year on which banks are not required or authorized to close in New York, New York or in Chicago, Illinois.
     “Capital Account” means, with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions:
     (a) To each Partner’s Capital Account there shall be added (i) the amount of money and the Gross Asset Value of any property (other than money) contributed to the Partnership by such Partner, (ii) such Partner’s allocable share of Net Income and any items in the nature of income or gain which are specially allocated pursuant to Article 6 and (iii) the amount of any Partnership liabilities assumed by such Partner or which are secured by any property distributed to such Partner.
     (b) From each Partner’s Capital Account there shall be subtracted (i) the amount of cash and the Gross Asset Value of any Partnership property distributed to such Partner pursuant to any provision of this Agreement, (ii) such Partner’s allocable share of Net Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Article 6 and (iii) the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership.
     (c) In the event any interest in the Partnership is Transferred in accordance with Article 11, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred interest.
     (d) In determining the amount of any liability for purposes of paragraphs (a) and (b) above, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.
     The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-l(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall reasonably determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner or the Limited Partners), are computed in order to comply with such Regulations, the General Partner may make such modification; provided that such modification shall not affect the amounts distributable to any Person pursuant to Article 13 upon the dissolution of the Partnership and shall not materially increase the taxable income allocated to any Partner pursuant to Article 6 without the consent of such Partner. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-l(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-l(b) or Section 1.704-2; provided that any such adjustments or modifications shall not affect the amounts distributable to any Person pursuant to Article 13 upon the dissolution of the Partnership and shall not materially increase the taxable income allocated to any Partner pursuant to Article 6 without the consent of such Partner.
     “Capital Account Deficit” has the meaning set forth in Section 13.2(c).
     “Capital Contribution” means, with respect to any Partner, the amount of money and the Gross Asset Value of any property (other than money) contributed by such Partner to the Partnership, after reduction for any liabilities to which such property is subject or which the Partnership assumes with respect to such property.
     “Cash Amount” means, with respect to a Tendering Party, an amount of cash equal to the product of (A) the Value of a REIT Share and (B) such Tendering Party’s REIT Shares Amount determined as of the date of receipt by the General Partner of such Tendering Party’s Notice of Redemption or, if such date is not a Business Day, the immediately preceding Business Day.
     “Certificate” means the Amended and Restated Certificate of Limited Partnership of the Partnership filed in the Office of the Secretary of State of the State of Delaware, as amended or restated from time to time in accordance with the terms hereof and of the Act.
     “Charter” means the charter of the Parent, as amended or supplemented from time to time.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, as interpreted by the applicable Regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.
     “Consent” means the consent to, approval of or vote in favor of a proposed action by a Partner given in accordance with Article 14.
     “Debt” means: (i) indebtedness for borrowed money or for the deferred purchase price of property or services, whether or not secured and whether or not any obligor therefor has assumed or become liable for the payment thereof; (ii) all amounts owed to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations; and (iii) lease obligations as tenant or subtenant which, in accordance with United States generally accepted accounting principles, should be capitalized.
     “Depreciation” means, for each Partnership Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such Partnership Year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Partnership Year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such Partnership Year or other period bears to such beginning adjusted tax basis; provided that if the federal income tax depreciation, amortization or other cost recovery deduction for such Partnership Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.
     “Distributed Right” shall have the meaning set forth in the definition of “Adjustment Factor.”
     “Effective Date” means the date of closing of the initial public offering of REIT Shares.
     “Equity Incentive Plan” means any equity incentive plan hereafter adopted by the Partnership or the Parent, including the Parent’s 2009 Long-Term Incentive Plan.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Fair Market Value” means, when applied to any property or other consideration, the fair market value of such property or other consideration, as reasonably determined by the General Partner.
     “Funding Debt” means the incurrence of any Debt for the purpose of providing funds to the Partnership by or on behalf of the Parent or any wholly owned subsidiary of the Parent.
     “General Partner” means Aviv REIT GP, L.L.C., a Delaware limited liability company, or any successor general partner of the Partnership, in its capacity as general partner of the Partnership.
     “General Partner Interest” means the Partnership Interest held by the General Partner, which Partnership Interest is an interest as a general partner under the Act. The General Partner Interest shall be expressed as a number of OP Units.
     “Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:
     (a) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the Fair Market Value of such asset.
     (b) The General Partner may make an election to adjust the Gross Asset Values of all Partnership assets to reflect their respective Fair Market Values, as of the times listed below:
     (i) immediately prior to the acquisition of an additional interest in the Partnership by a new or existing Partner in exchange for more than a de minimis Capital Contribution, if the General Partner determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;
     (ii) immediately prior to the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership if the General Partner determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

     (iii) immediately prior to the liquidation of the Partnership within the meaning of Regulations Section 1.704-l(b)(2)(ii)(g); and
     (iv) at such other times as the General Partner determines are necessary or advisable, including in order to comply with Regulations Sections 1.704-l(b) and 1.704-2.
     (c) The Gross Asset Value of any Partnership asset distributed to a Partner shall be adjusted to equal the Fair Market Value of such asset on the date of distribution.
     (d) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-l(b)(2)(iv)(m); provided that Gross Asset Values shall not be adjusted pursuant to this paragraph (d) to the extent that the General Partner determines to make an adjustment pursuant to paragraph (b) as necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d).
     (e) If the Gross Asset Value of any Partnership asset has been determined or adjusted pursuant to paragraph (a), (b) or (d), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.
     “Gross Receipts” means all cash received by the Partnership from any source.
     “Holder” means either (a) a Partner or (b) an Assignee, owning a Partnership Unit, that is treated as a partner of the Partnership for federal income tax purposes.
     “Incapacity” or “Incapacitated” means: (i) as to any individual who is a Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating him or her incompetent to manage his or her Person or his or her estate (unless and until such time as such adjudication of incompetence is reversed or revoked); (ii) as to any corporation or limited liability company which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or limited liability company, as the case may be, or the revocation of its charter; (iii) as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership; (iv) as to any estate which is a Partner, the distribution by the fiduciary of the estate’s entire interest in the Partnership; and (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee).
     “Indemnitee” means (i) any Person made a party to an action, suit or proceeding or claiming any loss, damage, liability, expense or other amount by reason of his, her or its status as (A) the General Partner, a former General Partner or the Parent or (B) a director, officer, employee, agent, trustee or Affiliate of the Partnership, the General Partner, a former General Partner or the Parent, (ii) any Person who is or was serving at the request of the General Partner or a former General Partner or any Affiliate thereof as a director, office, employee, agent or trustee of another Person and (iii) such other Persons (including Affiliates of the General Partner, the Partnership or the Parent) as the General Partner may designate from time to time, in its sole and absolute discretion.

     “IRS” means the United States Internal Revenue Service or any successor agency.
     “Limited Partner” means any Person named as a Limited Partner in Exhibit A attached hereto, as such Exhibit A may be amended from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person’s capacity as a Limited Partner in the Partnership.
     “Limited Partner Interest” means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest shall be expressed as a number of OP Units.
     “Liquidating Event” has the meaning set forth in Section 13.1.
     “Liquidator” has the meaning set forth in Section 13.2(a).
     “Loan Documents” means the loan agreement and other ancillary documents evidencing, securing or otherwise associated with the Debt of the Partnership, the Parent or any of the Parent’s Subsidiaries from time to time.
     “LP” has the meaning specified in the Recitals.
     “Majority in Interest of the Outside Limited Partners” means Limited Partners (excluding for this purpose (i) any Limited Partner Interests held by the Parent or its Subsidiaries, (ii) any Person of which the Parent or its Subsidiaries directly or indirectly owns or controls more than 50% of the voting interests and (iii) any Person directly or indirectly owning or controlling more than 50% of the outstanding interests of the General Partner) holding more than 50% of the outstanding OP Units held by all Limited Partners who are not excluded for the purposes hereof.
     “Market Price” has the meaning set forth in the definition of “Value.”
     “Net Income” or “Net Loss” means, for each Partnership Year, an amount equal to the Partnership’s taxable income or loss for such Partnership Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(l) shall be included in taxable income or loss), with the following adjustments:
     (a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of “Net Income” or “Net Loss” shall be added to such taxable income or loss;
     (b) Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-l(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of “Net Income” or “Net Loss,” shall be subtracted from such taxable income or loss;

     (c) In the event the Gross Asset Value of any Partnership property is adjusted pursuant to paragraph (b) or paragraph (c) of the definition of “Gross Asset Value,” the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;
     (d) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;
     (e) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Partnership Year;
     (f) To the extent an adjustment to the adjusted tax basis of any Partnership property pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-l(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner’s interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and
     (g) Notwithstanding any other provision of this definition of “Net Income” or “Net Loss,” any items of income, gain, loss or deduction which are specially allocated pursuant to Article 6 shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to Article 6 shall be determined by applying rules analogous to those set forth in this definition of “Net Income” or “Net Loss.”
     “Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(l), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).
     “Nonrecourse Liability” has the meaning set forth in Regulations Section 1.752-l(a)(2).
     “Notice of Redemption” means the Notice of Redemption substantially in the form of Exhibit B attached hereto.
     “OP Unit” means a fractional share of the Partnership Interests of all Partners issued pursuant to Section 4.1; provided, however, that the General Partner Interest and the Limited Partner Interests shall have the differences in rights and privileges as specified in this Agreement.
     “Original Agreement” has the meaning specified in the Recitals.
     “Outside Interest” has the meaning set forth in Section 5.2.

     “Ownership Limit” means the applicable restriction or restrictions on ownership of shares of the Parent imposed under the Charter.
     “Parent” means Aviv REIT, Inc., a Maryland corporation.
     “Parent Limited Partner” means Aviv REIT LP, L.L.C., a Delaware limited liability company, and its successors and assigns, in its capacity as limited partner of the Partnership.
     “Partner” means the General Partner or a Limited Partner, and “Partners” means the General Partner and the Limited Partners, collectively.
     “Partner Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).
     “Partner Nonrecourse Debt” shall have the meaning set forth in Regulations Section 1.704-2(b)(4).
     “Partner Nonrecourse Deductions” shall have the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).
     “Partnership” means the limited partnership formed under the Act and pursuant to this Agreement, and any successor thereto.
     “Partnership Assets” means any and all such interests (direct or indirect) in personal property and real property, including equity interests in other entities, interests in joint ventures, fee interests, interests in ground leases, interests in mortgages and Debt instruments, that the Partnership may hold from time to time.
     “Partnership Interest” means a Partner’s ownership interest in the Partnership including any and all benefits to which the holder of such Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Partner to comply with the terms and provisions of this Agreement. A Partnership Interest shall be expressed as a number of OP Units.
     “Partnership Minimum Gain” has the meaning given such term in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any increase or decrease in Partnership Minimum Gain, for any fiscal year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).
     “Partnership Record Date” means a record date established by the General Partner for the distribution of Available Cash pursuant to Section 5.1, which record date shall generally be the same as the record date established by the Parent for a distribution to its stockholders of some or all of its portion of such distribution received through the General Partner and the Parent Limited Partner.

     “Partnership Unit” means a fractional, undivided share of OP Units or any other fractional, undivided share of the Partnership Interests that the General Partner has authorized pursuant to Section 4.1 or 4.3. The ownership of Partnership Units may, but need not, be evidenced by a certificate for units as the General Partner may determine with respect to any class of Partnership Units issued from time to time under Section 4.1 or 4.3.
     “Partnership Year” means the fiscal year of the Partnership, which shall be the calendar year.
     “Percentage Interest” means, as to a Partner, the percentage determined by dividing the OP Units owned by such Partner by the total number of OP Units then outstanding as specified in Exhibit A attached hereto, as such Exhibit may be amended from time to time. If the Partnership issues additional classes or series of Partnership Interests other than as contemplated herein, the interest in the Partnership among the classes or series of Partnership Interests shall be determined as set forth in the amendment to this Agreement setting forth the rights and privileges of such additional classes or series of Partnership Interest, if any, as contemplated by Section 4.3.
     “Person” means an individual or a corporation, limited liability company, partnership, trust, unincorporated organization, association or other entity.
     “Publicly Traded” means listed or admitted to trading on the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market or another national securities exchange, or any successor to the foregoing.
     “Qualified REIT Subsidiary” means a qualified REIT subsidiary of the Parent within the meaning of Code Section 856(i)(2).
     “Qualified Transferee” means an “Accredited Investor” as defined in Rule 501 promulgated under the Securities Act.
     “Qualifying Party” means (a) a Limited Partner set forth on Exhibit A attached hereto, (b) an Additional Limited Partner or (c) a Substituted Limited Partner succeeding to all or part of the Limited Partner Interest of (i) a Limited Partner set forth on Exhibit A attached hereto or (ii) an Additional Limited Partner.
     “Redemption” has the meaning set forth in Section 8.6(a).
     “Regulations” means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).
     “Regulatory Allocations” shall have the meaning set forth in Section 6.2(a)(vii).
     “REIT” means a real estate investment trust qualifying under Code Section 856.
     “REIT Payment” has the meaning set forth in Section 15.11.
     “REIT Requirements” has the meaning set forth in Section 5.1(b).

     “REIT Share” means a share of the Parent’s common stock, par value $0.01 per share.
     “REIT Shares Amount” means a number of REIT Shares equal to the product of (a) the number of Tendered Units and (b) the Adjustment Factor in effect on the Specified Redemption Date with respect to such Tendered Units; provided, however, that in the event that the Parent issues to all holders of REIT Shares as of a certain record date rights, options, warrants or convertible or exchangeable securities entitling the Parent’s stockholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the “Rights”), with the record date for such Rights issuance falling within the period starting on the date of the Notice of Redemption and ending on the day immediately preceding the Specified Redemption Date, which Rights will not be distributed before the relevant Specified Redemption Date, then the REIT Shares Amount shall also include such Rights that a holder of that number of REIT Shares would be entitled to receive, expressed, where relevant hereunder, in a number of REIT Shares determined by the Parent in good faith.
     “Rights” has the meaning set forth in the definition of “REIT Shares Amount.”
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
     “Specified Redemption Date” means the 10th Business Day following receipt by the General Partner of a Notice of Redemption; provided that if the REIT Shares are not Publicly Traded, the Specified Redemption Date means the 30th Business Day following receipt by the General Partner of a Notice of Redemption.
     “Subsidiary” means, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person and (b) any partnership, limited liability company or other entity in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).
     “Substituted Limited Partner” means a Person who is admitted to the Partnership as a Limited Partner pursuant to Section 11.4.
     “Survivor” shall have the meaning set forth in Section 11.2(c).
     “Tax Items” shall have the meaning set forth in Section 6.3(a).
     “Tendered Units” has the meaning set forth in Section 8.6(a).
     “Tendering Partner” has the meaning set forth in Section 8.6(a).
     “Transfer” or “Transferred” means, as a noun, any voluntary or involuntary transfer, sale, pledge, hypothecation or other disposition or encumbrance and, as a verb, voluntarily or involuntarily to transfer, sell, pledge, hypothecate or otherwise dispose of or encumber; provided, however, that when the term is used in Article 11, “Transfer” does not include any Redemption of Partnership Units by the Partnership or the Parent, or acquisition of Tendered Units by the General Partner or the Parent, pursuant to Section 8.6.
     “Value” means, on any date of determination with respect to a REIT Share, the average of the daily Market Prices for 10 consecutive trading days immediately preceding the date of determination except that, as provided in Section 4.6(b), the Market Price for the trading day immediately preceding the date of exercise of a stock option under any Equity Incentive Plan shall be substituted for such average of daily market prices for purposes of Section 4.6; provided, however, that for purposes of Section 8.6, the “date of determination” shall be the date of receipt by the Parent of a Notice of Redemption or, if such date is not a Business Day, the immediately preceding Business Day. The term “Market Price” on any date shall mean: (i) if the REIT Shares are listed or admitted to trading on the New York Stock Exchange or another stock exchange, the last sale price for a REIT Share, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices for a REIT Share, regular way, on such date, in each case as reported by the New York Stock Exchange or such other stock exchange on which the REIT Shares are listed or admitted to trading; (ii) if the REIT Shares are not listed or admitted to trading on the New York Stock Exchange or another stock exchange, the last reported sale price on such date or, if no sale takes place on such date, the average of the closing bid and asked prices for a REIT Share on such date or, if no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such date, in each case as reported by a reliable quotation source selected by the General Partner; or (iii) in the event that no trading price is available for REIT Shares, the fair market value of a REIT Share, as determined in good faith by the Board of Directors of the Parent.
ARTICLE 2
ORGANIZATIONAL MATTERS
     Section 2.1. Organization. The Partnership is a limited partnership formed pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement. Except as expressly provided herein, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interests of each Partner shall be personal property for all purposes.
     Section 2.2. Name. The name of the Partnership is Aviv Healthcare Properties Operating Limited Partnership. The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of either the General Partner or any Affiliate thereof. The words “Limited Partnership,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

     Section 2.3. Registered Office and Agent; Principal Office. The address of the registered office of the Partnership in the State of Delaware is located at Corporation Service Company, 2711 Centerville Road, Wilmington, Delaware 19808, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office is Corporation Service Company. The principal office of the Partnership is located at 303 West Madison Street, Suite 2400, Chicago, Illinois 60606 or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.
     Section 2.4. Power of Attorney.
     (a) Each Limited Partner and each Assignee constitutes and appoints each of the General Partner and any Liquidator (and any successor to any thereof by merger, transfer, assignment, election or otherwise) and each of the authorized officers and attorneys-in-fact of each of the foregoing, and each of those acting singly, in each case, with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:
     (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices: (A) all certificates, documents and other instruments (including this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or any Liquidator, as applicable, deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all instruments that the General Partner or any Liquidator, as applicable, deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement made in accordance with the terms of this Agreement; (C) all conveyances and other instruments or documents that the General Partner or any Liquidator, as applicable, deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including a certificate of cancellation; (D) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Articles 11, 12 or 13 or the Capital Contribution of any Partner; and (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Units, including any class of Partnership Units issued pursuant to Section 4.3 or 4.5; and
     (ii) execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole discretion of the General Partner or any Liquidator, as applicable, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the discretion of the General Partner or any Liquidator, as applicable, to effectuate the terms or intent of this Agreement.

          Nothing contained in this Section 2.4 shall be construed as authorizing the General Partner or any Liquidator, as applicable, to amend this Agreement except in accordance with Article 14 or as may be otherwise expressly provided for in this Agreement.
     (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner and any Liquidator, as applicable, to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee or the Transfer of all or any portion of such Limited Partner’s or Assignee’s Partnership Units or Partnership Interests and shall extend to such Limited Partner’s or Assignee’s heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or any Liquidator, as applicable, acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to it to contest, negate or disaffirm the action of the General Partner or any Liquidator, as applicable, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or any Liquidator, as applicable, within 15 days after receipt of the General Partner’s or Liquidator’s, as applicable, request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.
     Section 2.5. Term. The term of the Partnership commenced on March 17, 2005 and shall continue in existence until the close of Partnership business on December 31, 2055 or until the earlier termination of the Partnership in accordance with the provisions of Article 13.
ARTICLE 3
PURPOSE
     Section 3.1. Purpose and Business. The purpose and nature of the business to be conducted by the Partnership shall be: (a) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act; (b) to enter into any other partnership, joint venture or other similar arrangement to engage in any of the foregoing or to own interests, directly or indirectly, in any entity engaged, directly or indirectly, in any of the foregoing; and (c) to do anything necessary or incidental to the foregoing; provided, however, such business and arrangements and interests may be limited to and conducted in such a manner as to permit the Parent, in the sole and absolute discretion of the General Partner, at all times to be classified as a REIT unless the Parent, in accordance with its Charter and Bylaws, in each case as may be amended, in its sole discretion has chosen to cease to qualify as a REIT or has chosen not to attempt to qualify as a REIT for any reason or reasons whether or not related to the business conducted by the Partnership. Without limiting the generality of the foregoing, the Partners acknowledge that the status of the Parent as a REIT inures to the benefit of all Partners and not solely to the Parent, the General Partner or its Affiliates.
     Section 3.2. Powers.

     (a) The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, including full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, acquire and develop real property and personal property and lease, sell, transfer and dispose of real property and personal property.
     (b) Notwithstanding any other provision in this Agreement, the General Partner may cause the Partnership not to take, or to refrain from taking, any action that, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the Parent to continue to qualify as a REIT, (ii) could subject the Parent to any additional taxes under Code Section 857 or Code Section 4981 or any other related or successor provision of the Code or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner, the Parent, their securities or the Partnership.
     Section 3.3. Partnership Only for Purposes Specified. The Partnership shall be a partnership only for tax purposes and the purposes specified in Section 3.1, and this Agreement shall not be deemed to create a partnership among the Partners with respect to any activities whatsoever other than the activities within such purposes. Except as otherwise expressly provided in this Agreement, no Limited Partner shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Partnership, its properties or any other Partner. No Partner, in its capacity as a Partner under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Partner, nor shall the Partnership be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness or obligations incurred or assumed pursuant to and as limited by the terms of this Agreement and the Act.
     Section 3.4. Representations and Warranties by the Parties.
     (a) Each Partner (including each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner, respectively) that is an individual represents and warrants to the Partnership and to each other Partner that (i) such Partner has the legal capacity to enter into this Agreement and perform such Partner’s obligations hereunder, (ii) the consummation of the transactions contemplated by this Agreement will not result in a breach or violation of, or a default under, any agreement by which such Partner or any of such Partner’s property is bound, or any statute, regulation, order or other law to which such Partner is subject, (iii) subject to the last sentence of this Section 3.4(a), such Partner is neither a “foreign person” within the meaning of Code Section 1445(f) nor a “foreign partner” within the meaning of Code Section 1446(e), (iv) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of commercial reasonableness, good faith and fair dealing (regardless or whether enforcement is sought in a proceeding at law or in equity)) and (v) such Partner does not own, directly or indirectly, (A) 9.9% or more of the total combined voting power of all classes of stock entitled to vote, or 9.9% or more of the total value of all classes of stock, of any corporation that is a tenant of (1) the Parent or any Qualified REIT Subsidiary, (2) the Partnership or (3) any partnership, venture or limited liability company of which the Parent, any Qualified REIT Subsidiary or the Partnership is a member or (B) an interest of 9.9% or more in the assets or net profits of any tenant of (1) the Parent or any Qualified REIT Subsidiary, (2) the Partnership or (3) any partnership, venture, or limited liability company of which the Parent, any Qualified REIT Subsidiary or the Partnership is a member. Notwithstanding anything contained herein to the contrary, in the event that the representation contained in the foregoing clause (iii) would be inaccurate if given by a Partner, such Partner (x) shall not be required to make and shall not be deemed to have made such representation if it delivers to the General Partner in connection with or prior to its execution of this Agreement written notice that it may not truthfully make such representation, (y) hereby agrees that it is subject to, and hereby authorizes the General Partner to withhold, all withholdings to which such a “foreign person” or “foreign partner,” as applicable, is subject under the Code and (z) hereby agrees to cooperate fully with the General Partner with respect to such withholdings, including by effecting the timely completion and delivery to the General Partner of all governmental forms required in connection therewith.
     (b) Each Partner (including each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner, respectively) that is not an individual represents and warrants to the Partnership and to each other Partner that (i) such Partner is duly organized under the laws of its state of formation, and has the requisite power to execute and deliver this Agreement and perform its obligations hereunder, (ii) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action (in the event that such Partner is not a natural Person, such action shall be limited to all corporate, limited liability company or partnership action, as the case may be), including that of its general partner(s), members, committee(s), trustee(s), beneficiaries, directors and/or stockholder(s), as the case may be, as required, (iii) the consummation of such transactions will not result in a breach or violation of, or a default under, its partnership agreement, operating agreement, trust agreement, charter or by-laws or other organizational documents, as the case may be, any agreement by which such Partner or any of such Partner’s property or any of its partners, beneficiaries, trustees or stockholders, as the case may be, is or are bound, or any statute, regulation, order or other law to which such Partner or any of its partners, trustees, beneficiaries or stockholders, as the case may be, is or are subject, (iv) subject to the last sentence of this Section 3.4(b), such Partner is neither a “foreign person” within the meaning of Code Section 1445(f) nor a “foreign partner” within the meaning of Code Section 1446(e), (v) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of commercial reasonableness, good faith and fair dealing (regardless or whether enforcement is sought in a proceeding at law or in equity)) and (vi) neither such Partner nor any of its beneficial owners owns, directly or indirectly, (A) 9.9% or more of the total combined voting power of all classes of stock entitled to vote, or 9.9% or more of the total value of all classes of stock, of any corporation that is a tenant of (1) the Parent or any Qualified REIT Subsidiary, (2) the Partnership or (3) any partnership, venture or limited liability company of which the Parent, any Qualified REIT Subsidiary or the Partnership is a member or (B) an interest of 9.9% or more in the assets or net profits of any tenant of (1) the Parent or any Qualified REIT Subsidiary, (2) the Partnership or (3) any partnership, venture, or limited liability company of which the Parent, any Qualified REIT Subsidiary or the Partnership is a member. Notwithstanding anything contained herein to the contrary, in the event that the representation contained in the foregoing clause (iv) would be inaccurate if given by a Partner, such Partner (x) shall not be required to make and shall not be deemed to have made such representation if it delivers to the General Partner in connection with or prior to its execution of this Agreement written notice that it may not truthfully make such representation, (y) hereby agrees that it is subject to, and hereby authorizes the General Partner to withhold, all withholdings to which such a “foreign person” or “foreign partner,” as applicable, is subject under the Code and (z) hereby agrees to cooperate fully with the General Partner with respect to such withholdings, including by effecting the timely completion and delivery to the General Partner of all governmental forms required in connection therewith.
     (c) Each Partner (including each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or Substituted Limited Partner, respectively) represents, warrants and agrees that it has acquired its interest in the Partnership for its own account for investment purposes only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, nor with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances in violation of securities law. Each Partner further represents and warrants that it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds it has invested in the Partnership in what it understands to be a highly speculative and illiquid investment.
     (d) The representations and warranties contained in Sections 3.4(a), (b) and (c) shall survive the execution and delivery of this Agreement by each Partner (and, in the case of an Additional Limited Partner or a Substituted Limited Partner, the admission of such Additional Limited Partner or Substituted Limited Partner as a Limited Partner in the Partnership) and the dissolution and winding up of the Partnership.
ARTICLE 4
CAPITAL CONTRIBUTIONS
     Section 4.1. Capital Contributions of the Partners. Each Partner has made (or shall be deemed to have made) a Capital Contribution to the Partnership and owns Partnership Units in the respective amounts set forth for such Partner on Exhibit A, as the same may be amended from time to time by the General Partner to the extent necessary to reflect accurately sales, exchanges, conversions or other Transfers, redemptions, Capital Contributions, the issuance of additional Partnership Units or similar events having an effect on a Partner’s ownership of Partnership Units. Except as required by law or as otherwise provided in Section 4.3 or 4.5, no Partner shall be required to make any additional Capital Contributions or loans to the Partnership.
     Section 4.2. OP Units. From and after the Effective Date, the Partnership shall have a single class of Partnership Units, entitled “OP Units.”

     Section 4.3. Issuances of Additional Partnership Interests.
     (a) General. Notwithstanding Section 7.3(b), the General Partner is hereby authorized to cause the Partnership to issue additional Partnership Interests, in the form of Partnership Units, for any Partnership purpose, at any time or from time to time, to the Partners (including the General Partner or Parent Limited Partner) or to other Persons, and to admit such other Persons as Additional Limited Partners, for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partners. Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units (i) upon the conversion, redemption or exchange of any Debt or other securities issued by the Partnership, (ii) for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the Parent and the Partnership, and (iii) in connection with any merger of any other Person with or into the Partnership or any Subsidiary of the Partnership if the applicable merger agreement provides that Persons are to receive Partnership Units in exchange for their interests in the Person merging with or into the Partnership or any Subsidiary of the Partnership. Any additional Partnership Interests shall be issued as OP Units. Upon the issuance of any additional Partnership Interest, the General Partner shall amend Exhibit A as appropriate to reflect such issuance.
     (b) Issuances to the General Partner and Parent Limited Partner. No additional Partnership Units shall be issued to the General Partner or Parent Limited Partner unless: (i) the additional Partnership Units are issued to all Partners in proportion to their respective Percentage Interests; (ii) (A) the additional Partnership Units are OP Units issued in connection with an issuance of REIT Shares and (B) the Parent directly or indirectly contributes or otherwise causes to be transferred to the Partnership the cash proceeds or other consideration, if any, received in connection with the issuance of such REIT Shares; or (iii) the additional Partnership Units are issued upon the conversion, redemption or exchange of Debt or other securities issued by the Partnership. Of the total number of additional Partnership Units issued to the General Partner and the Parent Limited Partner, [0.1]% of such additional Partnership Units shall be deemed issued to the General Partner, and the remainder shall be deemed issued to the Parent Limited Partner. In the event that the Partnership issues additional Partnership Units pursuant to this Section 4.3(b), the General Partner shall make such revisions to this Agreement as it determines are necessary to reflect the issuance of such additional Partnership Units.
     Section 4.4. Loans.
     (a) Loans by Third Parties. Subject to Section 4.5 and Article 7, the Partnership may incur Debt or enter into other similar credit, guarantee, financing or refinancing arrangements of any kind for any purpose (including in connection with any further acquisition of Partnership Assets) with any Person upon such terms as the General Partner deems appropriate; provided that the Partnership shall not incur any Debt that is recourse to any Partner, except to the extent otherwise agreed to by the applicable Partner.
     (b) General Partner/Parent Loans. The General Partner and/or the Parent, as the case may be, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt with the General Partner and/or the Parent, as the case may be, if (i)

such Debt is, to the extent permitted by law, on substantially the same terms and conditions (including interest rate, repayment schedule and conversion, redemption, repurchase and exchange rights) as Funding Debt incurred by the General Partner and/or the Parent, as the case may be, the net proceeds of which are loaned to the Partnership to provide such Additional Funds or (ii) such Debt is on terms and conditions no less favorable to the Partnership than would be available to the Partnership from any third party; provided, however, that the Partnership shall not incur any such Debt if (1) a breach, violation or default of such Debt would be deemed to occur by virtue of the Transfer by any Limited Partner of any Partnership Interest or (2) such Debt is recourse to any Partner and/or the Parent, as the case may be (unless the applicable Partner and/or the Parent, as the case may be, otherwise agrees).
     Section 4.5. Additional Equity Funding, Capital Contributions.
     (a) General. The General Partner may, at any time and from time to time, determine that the Partnership requires additional funds (“Additional Funds”) for the acquisition of additional Partnership assets, for the redemption of Partnership Units or for such other Partnership purposes as the General Partner may determine in its sole and absolute discretion. Additional Funds may be raised by the Partnership, at the election of the General Partner, in any manner provided in, and in accordance with, the terms of this Section 4.5. No Person shall have any preemptive, preferential or similar right or rights to subscribe for or acquire any Partnership Interests.
     (b) Additional Capital Contributions. The Partnership may raise all or any portion of such Additional Funds by accepting additional Capital Contributions from the Partners or from third parties on terms and conditions as shall be determined by the General Partner. In connection with any such additional Capital Contributions (of cash or property), the General Partner is hereby authorized and directed to cause the Partnership to issue additional OP Units and to amend the Percentage Interests attributable to each Partner. In the event that the Partnership accepts additional Capital Contributions pursuant to this Section 4.5(b), the General Partner shall make such additional revisions to this Agreement (including Exhibit A) as are consistent with and necessary to reflect such additional Capital Contributions.
     (c) Issuance of Securities by the Parent. The Parent shall not issue any additional REIT Shares unless the Parent contributes directly or indirectly the cash proceeds or other consideration, if any, received from the issuance of such additional REIT Shares to the Partnership in exchange for Partnership Units; provided, however, that notwithstanding the foregoing, the Parent may issue REIT Shares (i) pursuant to Section 4.6 or 8.6(b), (ii) pursuant to a dividend or distribution (including any stock split) of REIT Shares to all of the holders of REIT Shares or (iii) pursuant to share grants or awards made pursuant to any Equity Incentive Plan. In the event of any issuance of additional REIT Shares by the Parent, and the direct or indirect contribution to the Partnership, by the Parent, of the cash proceeds or other consideration received from such issuance, the Partnership shall pay the Parent’s expenses associated with such issuance, including any underwriting discounts or commissions (it being understood that if the proceeds actually received by the Parent are less than the gross proceeds of such issuance as a result of any underwriter’s discount or other expenses paid or incurred by the Parent and the General Partner in connection with such issuance, then the Parent shall be deemed to have made, through the General Partner, a Capital Contribution to the Partnership in the amount of the gross proceeds of such issuance and the Partnership shall be deemed simultaneously to have reimbursed the Parent or General Partner, as applicable, for the amount of such underwriter’s discount or other expenses).
     Section 4.6. Equity Incentive Plan.
     (a) Options Granted to Company Employees and Independent Directors. If at any time or from time to time, in connection with an Equity Incentive Plan, a stock option granted to an employee or director of the Parent or any of its Subsidiaries is duly exercised:
     (i) The Parent shall, as soon as practicable after such exercise, make or cause to be made directly or indirectly a Capital Contribution to the Partnership in an amount equal to the aggregate exercise price paid to the Parent by such exercising party in connection with the exercise of such stock option.
     (ii) Notwithstanding the amount of the Capital Contribution actually made pursuant to Section 4.6(a)(i), the Parent shall be deemed to have contributed indirectly to the Partnership (through the Parent Limited Partner), as a Capital Contribution, an amount equal to the Value of a REIT Share as of the date of exercise multiplied by the number of REIT Shares then being issued in connection with the exercise of such stock option in exchange for a number of OP Units equal to the number of REIT Shares then being issued.
     (b) Special Valuation Rule. For purposes of this Section 4.6, in determining the Value of a REIT Share, only the trading date immediately preceding the exercise of the relevant stock option under the Equity Incentive Plan shall be considered.
     (c) Future Equity Incentive Plans. Nothing in this Agreement shall be construed or applied to preclude or restrain the Parent from adopting, modifying or terminating any Equity Incentive Plan for the benefit of employees, directors or other business associates of the Parent, the Partnership or any of their Affiliates. The Limited Partners acknowledge and agree that, in the event that any such plan is adopted, modified or terminated by the Parent, amendments to this Section 4.6 may become necessary or advisable and that any approval or consent of the Limited Partners required pursuant to the terms of this Agreement in order to effect any such amendments requested by the General Partner shall not be unreasonably withheld or delayed.
     (d) Tax Treatment. For federal tax purposes, the issuance of REIT Shares described in this Section 4.6 shall be treated in accordance with Regulations Section 1.1032-3(b), and the following transactions shall be deemed to have occurred: first, the Capital Contribution described in Section 4.6(a)(ii) shall be deemed to occur; second, the Partnership shall be deemed to purchase from the Parent the REIT Shares being issued using the cash deemed contributed to the Partnership; and third, the Partnership shall be deemed to issue the REIT Shares to the exercising party.
     Section 4.7. Other Contribution Provisions. In the event that any Partner is admitted to the Partnership and is given a Capital Account in exchange for services rendered to the Partnership, unless otherwise determined by the General Partner in its sole and absolute discretion, such transaction shall be treated by the Partnership and the affected Partner as if the

Partnership had compensated such partner in cash and such Partner had contributed the cash to the capital of the Partnership. In addition, with the consent of the General Partner, one or more Limited Partners may enter into contribution agreements with the Partnership which have the effect of providing a guarantee of certain obligations of the Partnership.
     Section 4.8. Not Publicly Traded. The General Partner, on behalf of the Partnership, shall use its best efforts not to take any action which would result in the Partnership being a “publicly traded partnership” treated as a corporation under and as such term is defined in Code Section 7704(b).
ARTICLE 5
DISTRIBUTIONS
     Section 5.1. Distributions of Available Cash.
     (a) Subject to the provisions of the applicable Loan Documents, the General Partner shall cause the Partnership to distribute at least quarterly all Available Cash generated by the Partnership during such quarter to the Holders of Partnership Units on such Partnership Record Date with respect to such quarter, pro rata in proportion to the respective Percentage Interests of such Holders on such Partnership Record Date. Distributions payable with respect to any Partnership Units that were not outstanding during the entire quarterly period in respect of which any distribution is made shall be prorated based on the portion of the period that such Partnership Units were outstanding.
     (b) The General Partner in its sole and absolute discretion may distribute to the Holders Available Cash on a more frequent basis and provide for an appropriate Partnership Record Date. Notwithstanding anything herein to the contrary, the General Partner shall make such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the Parent’s qualification as a REIT, to cause the Partnership to distribute sufficient amounts to enable the Parent to pay stockholder dividends that will (i) satisfy the requirements for its qualification as a REIT under the Code and Regulations (the “REIT Requirements”) and (ii) except to the extent otherwise determined by the Parent, in its sole and absolute discretion, avoid any federal income or excise tax liability of the Parent.
     Section 5.2. Interests in Property not Held Through the Partnership. To the extent amounts distributed by the Partnership are attributable to amounts received from a property in which the General Partner, the Parent or any Affiliate of the General Partner or the Parent holds a direct or indirect interest (other than through the Partnership) (an “Outside Interest”), (a) such amounts distributed to the General Partner will be reduced so as to take into account amounts received pursuant to the Outside Interest and (b) the amounts distributed to the Limited Partners will be increased to the extent necessary so that the overall effect of the distribution is to distribute what would have been distributed had such Outside Interest been held through the Partnership (treating any distribution made in respect of the Outside Interest as if such distribution had been received by the General Partner).
     Section 5.3. Distributions In-Kind. No right is given to any Partner to demand and receive property other than cash as provided in this Agreement. The General Partner may determine, in its sole and absolute discretion, to make a distribution in-kind of Partnership Assets to the Holders of Partnership Units, and such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with Articles 5, 6 and 10.
     Section 5.4. Distributions Upon Liquidation. Notwithstanding any of the other provisions of this Article 5, distributions in the year that the Partnership is liquidated pursuant to Article 13 shall be distributed to the Partners in accordance with Section 13.2.
     Section 5.5. Distributions to Reflect Issuance of Additional Partnership Units. Notwithstanding Section 7.3(b), in the event that the Partnership issues additional Partnership Units pursuant to the provisions of Article 4, subject to Section 14.1(b), the General Partner is hereby authorized to make such revisions to this Article 5 as it determines are necessary or desirable to reflect the issuance of such additional Partnership Units.
ARTICLE 6
ALLOCATIONS
     Section 6.1. Timing and Amount of Allocations of Net Income and Net Loss. Subject to the allocation rules of Section 6.2, Net Income or Net Loss for any Partnership year shall be allocated among Partners in proportion to their respective Percentage Interests.
     Section 6.2. Additional Allocation Provisions.
     Notwithstanding the foregoing provisions of this Article 6:
     (a) Regulatory Allocations.
     (i) Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding any other provision of this Article 6, if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Partner shall be specially allocated items of Partnership income and gain for such Partnership Year (and, if necessary, subsequent Partnership Years) in an amount equal to such Partner’s share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.2(a)(i) is intended to qualify as a “minimum gain chargeback” within the meaning of Regulations Section 1.704-2(f) which shall be controlling in the event of a conflict between such Regulations and this Section 6.2(a)(i).
     (ii) Partner Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4), and notwithstanding any other provision of this Article 6 (except Section 6.2(a)(i)), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such Partnership Year (and, if necessary, subsequent Partnership Years) in an amount equal to such Partner’s share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each General Partner and Limited Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.2(a)(ii) is intended to qualify as a “chargeback of partner nonrecourse debt minimum gain” within the meaning of Regulations Section 1.704-2(i) which shall be controlling in the event of a conflict between such Regulation and this Section 6.2(a)(ii).
     (iii) Nonrecourse Deductions and Partner Nonrecourse Deductions. Any Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Partners in accordance with their respective Percentage Interests. Any Partner Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Partner(s) who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations Sections 1.704-2(b)(4) and 1.704-2(i).
     (iv) Qualified Income Offset. If any Partner unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-l(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be allocated, in accordance with Regulations Section 1.704-l(b)(2)(ii)(d), to the Partner in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of the Partner as quickly as possible, provided that an allocation pursuant to this Section 6.2(a)(iv) shall be made if and only to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.2(a)(iv) were not in the Agreement. It is intended that this Section 6.2(a)(iv) qualify and be construed as a “qualified income offset” within the meaning of Regulations 1.704-l(b)(2)(ii)(d), which shall be controlling in the event of a conflict between such Regulations and this Section 6.2(a)(iv).
     (v) Limitation on Allocation of Net Loss. To the extent any allocation of Net Loss would cause or increase an Adjusted Capital Account Deficit only with respect to any Limited Partner, such allocation of Net Loss shall be reallocated among the other Limited Partners in accordance with their respective Capital Contributions, subject to the limitations of this Section 6.2(a)(v). To the extent any allocation of Net Loss would cause or increase an Adjusted Capital Account Deficit as to the General Partner (solely or in addition to any Limited Partner), such allocation of Net Loss shall be reallocated only to the General Partner in accordance with its Capital Contribution, subject to the limitations of this Section 6.2(a)(v).
     (vi) Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any Partnership Asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section

1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Partner in complete liquidation of his interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in accordance with their interests in the Partnership in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Partners to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.
     (vii) Curative Allocation. The allocations set forth in Sections 6.2(a)(i), (ii), (iii), (iv) and (v) (the “Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Section 6.1, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Partners so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Regulatory Allocations had not occurred.
     (b) For purposes of determining a Partner’s proportional share of the “excess nonrecourse liabilities” of the Partnership within the meaning of Regulations Section 1.752-3(a)(3), each Partner’s interest in Partnership profits shall be based on such Partner’s Percentage Interest.
     (c) Allocations to Reflect Outside Interests. Any income or loss to the Partnership associated with an Outside Interest shall be specially allocated so as to take into account amounts received by, and income or loss allocated to, the General Partner, the Parent or any Affiliate of the General Partner or the Parent with respect to such Outside Interest so that the overall effect is to allocate income or loss in the same manner as would have occurred had such Outside Interest been held through the Partnership (treating any allocation in respect of the Outside Interest as if such allocation had been made to the General Partner).
     Section 6.3. Tax Allocations.
     (a) In General. Except as otherwise provided in this Section 6.3, for income tax purposes each item of income, gain, loss and deduction (collectively, “Tax Items”) shall be allocated among the Partners in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 6.1.
     (b) Allocations Respecting Section 704(c) Revaluations. Notwithstanding Section 6.3(a), Tax Items with respect to any Partnership property that is contributed to the Partnership by a Partner shall be shared among the Partners for income tax purposes pursuant to Regulations promulgated under Code Section 704(c), so as to take into account the variation, if any, between the basis of the property to the Partnership and its initial Gross Asset Value. The Partnership shall account for such variation under any method approved under Code Section 704(c) and the applicable regulations as chosen by the General Partner. In the event the Gross Asset Value of any Partnership property is adjusted pursuant to subparagraph (b) of the definition of Gross Asset

Value (provided in Article 1), subsequent allocations of Tax Items with respect to such property shall take account of the variation, if any, between the adjusted basis of such property and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable regulations consistent with the requirements of Regulations Section 1.704-1(b)(2)(iv)(g) using any method approved under Code Section 704(c) and the applicable regulations as chosen by the General Partner.
ARTICLE 7
MANAGEMENT AND OPERATIONS OF THE PARTNERSHIP;
RIGHTS AND OBLIGATIONS OF THE GENERAL PARTNER
     Section 7.1. Powers of General Partner.
     (a) The General Partner shall conduct, direct and exercise full control over all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are exclusively vested in the General Partner (including those powers described in Section 3.2) and no Limited Partner shall have any right of control or management over the business and affairs of the Partnership. In addition to the powers now or hereafter granted to a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business and affairs of the Partnership, to exercise all powers set forth in Section 3.2 and to effectuate the purposes set forth in Section 3.1, including:
     (i) the incurring of Debt (including making prepayments on loans and borrowing money or selling assets to permit the Partnership to make distributions to its Partners in such amounts as will permit the Parent (so long as the Parent desires to maintain or restore its status as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Code Section 4981) and to make distributions to its stockholders sufficient to permit the Parent to maintain or restore REIT status or otherwise to satisfy the REIT Requirements);
     (ii) the making of any expenditures, the lending of money (including to tenants or operators of properties held by the Partnership) and the incurring of any obligations that it deems necessary for the conduct of the activities of the Partnership;
     (iii) the making of tax, regulatory and other filings or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the Partnership or the Partnership Assets;
     (iv) the acquisition, sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets of the Partnership (including the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Partnership) or the merger, consolidation, reorganization, conversion or other combination of the Partnership with or into another entity;

     (v) the use of the Partnership Assets (including cash on hand) for any purpose and on any terms it sees fit, including the financing of the conduct of the operations of the Partnership, the lending of funds to other Persons and the repayment of obligations of the Partnership;
     (vi) the negotiation, execution and performance of any contracts, agreements, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership’s operations or the implementation of the General Partner’s powers under this Agreement;
     (vii) the distribution of Available Cash or other Partnership Assets in accordance with this Agreement;
     (viii) the creation, by grant or otherwise, of easements and servitudes;
     (ix) the selection and dismissal of outside attorneys, accountants, consultants, contractors and agents of the Partnership, and the determination of their compensation and other terms of employment or hiring;
     (x) the procurement and maintenance of insurance for the benefit of the Partnership or the Partners as it deems necessary or appropriate;
     (xi) the formation of or acquisition of an interest in and the contribution of property to any other limited liability company, limited or general partnership, joint venture or other relationship that General Partner deems desirable; provided, however, that, as long as the Parent has determined to continue to qualify as a REIT, the General Partner may not engage in any such formation, acquisition or contribution that would cause the Parent to fail to qualify as a REIT;
     (xii) the control of any matters affecting the rights and obligations of the Partnership, including the conduct of litigation, incurring of legal expenses and settlement of claims, and litigation and the indemnification of any Person against liabilities and contingencies;
     (xiii) the undertaking of any action in connection with any direct or indirect investment, including any direct or indirect investment in any governmental obligation or in any other Person (including the contribution or loan of funds by the Partnership to such Person);
     (xiv) the determination of the fair market value of any Partnership Assets distributed in kind using such reasonable method of valuation as the General Partner may adopt;
     (xv) the amendment of this Agreement (A) to reflect additional Capital Contributions, whether from existing Partners or from third parties, and the issuance of additional Partnership Units, or (B) to incorporate any other matter set forth in Section 4.3 or 4.4 or any other action or change affecting the Partnership that the General Partner is allowed to take or make pursuant to the terms and provisions of this Agreement

(including Section 14.1) and that, within the General Partner’s discretion, should be set forth as an amendment to this Agreement;
     (xvi) the entry into any exchange or transfer incident to any like-kind exchange of Partnership Assets including the sale of one or more undivided interests in any Partnership Asset to any Person to facilitate any like-kind exchange;
     (xvii) the advance to the General Partner of any tenant security deposit received by the Partnership which advance shall be subject to the General Partner’s obligation to indemnify the Partnership for the amount of any such advance without interest as and when the tenant security deposit may be required to be repaid to the tenant by the Partnership;
     (xviii) the taking of any action necessary or appropriate to enable the Parent to qualify as a REIT or to maintain or restore its REIT status; and
     (xix) the execution, acknowledgment and delivery of any and all instruments to effectuate any and all of the foregoing.
     (b) Each of the Limited Partners agrees that, except as provided in Section 7.3, the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement, the Act or any other applicable law, rule or regulation.
     (c) In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner (including the General Partner) of any action taken (or not taken) by it. Except as may be provided in a separate written agreement between the Partnership and the Limited Partners, the General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement provided that the General Partner has acted in good faith and pursuant to its authority under this Agreement.
     Section 7.2. Certificate of Limited Partnership. To the extent that such action is determined by the General Partner in its sole discretion to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and to maintain the Partnership’s qualification to do business as a foreign limited partnership in each other state, the District of Columbia and each other jurisdiction in which the Partnership may elect to do business or own property. The General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and any other state, the District of

Columbia and each other jurisdiction in which the Partnership may elect to do business or own property.
     Section 7.3. Restrictions on General Partner’s Authority.
     (a) The General Partner may not take any action in contravention of an express prohibition or limitation of this Agreement without the written consent of a Majority in Interest of the Outside Limited Partners and may not (i) perform any act that would subject a Limited Partner to liability as a general partner in any jurisdiction or any other liability except as provided herein or under the Act or (ii) enter into any contract, mortgage, loan or other agreement that prohibits or restricts, or has the effect of prohibiting or restricting, the ability of a Limited Partner to exercise its rights to a Redemption in full, except in each case with the written consent of such Limited Partner.
     (b) The General Partner shall not, without the written consent of a Majority in Interest of the Outside Limited Partners, except as provided in Sections 4.3(a), 4.5(b), 5.5, 7.1(a), 8.6(g), 11.2(c) and 14.1, amend, modify or terminate this Agreement.
     Section 7.4. Reimbursement of the General Partner.
     (a) Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.
     (b) The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole discretion, for all direct and indirect expenses it may incur or payments it makes on behalf of the Partnership (including amounts paid to any Person to perform services to or for the Partnership) relating to the operation of, or for the benefit of, the Partnership. Such reimbursement shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.7.
     (c) If the Parent shall elect to purchase from its stockholders REIT Shares for the purpose of delivering such REIT Shares to satisfy an obligation under any dividend reinvestment program or employee stock purchase plan adopted by the Parent, or any similar obligation or arrangement undertaken by the Parent in the future, or for the purpose of retiring such REIT Shares, the purchase price paid by the Parent for such REIT Shares and any other expenses incurred by the Parent in connection with such purchase shall be considered expenses of the Partnership and shall be advanced to the Parent or reimbursed to the Parent, subject to the condition that: (i) if such REIT Shares subsequently are sold by the Parent, the Parent shall contribute or cause to be contributed to the Partnership any proceeds received by the Parent for such REIT Shares (which sales proceeds shall include the amount of dividends reinvested under any dividend reinvestment or similar program; provided that a transfer of REIT Shares for Partnership Units pursuant to Section 8.6 would not be considered a sale for such purposes); and (ii) if such REIT Shares are not retransferred by the Parent within 30 days after the purchase thereof, or the Parent otherwise determines not to retransfer such REIT Shares, the General Partner shall cause the Partnership to redeem a number of Partnership Units held by the General

Partner equal to the number of such REIT Shares, as adjusted for stock dividends and distributions, stock splits and subdivisions, reverse stock splits and combinations, distributions of rights, warrants or options, and distributions of evidences of indebtedness or assets relating to assets not received by the General Partner pursuant to a pro rata distribution by the Partnership (in which case such advancement or reimbursement of expenses shall be treated as having been made as a distribution in redemption of such number of Partnership Units held by the General Partner).
     (d) The General Partner shall, pursuant to Section 4.5(c), be treated as having made a Capital Contribution in the amount of all expenses that the Parent incurs relating to the Parent’s offering of REIT Shares.
     (e) If and to the extent any reimbursements to the General Partner pursuant to this Section 7.4 constitute gross income of the General Partner (as opposed to the repayment of advances made by the General Partner on behalf of the Partnership), such amounts shall constitute guaranteed payments within the meaning of Code Section 707(c), shall be treated consistently therewith by the Partnership and all Partners and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.
     Section 7.5. Outside Activities of the General Partner. The General Partner shall not, directly or indirectly, enter into or conduct any business, other than in connection with (a) the ownership, acquisition and disposition of Partnership Interests as General Partner, (b) the management of the business of the Partnership, (c) if the General Partner becomes a reporting company with a class (or classes) of securities registered under the Exchange Act, the operation of the General Partner as such, (d) financing or refinancing of any type related to the Partnership or its assets or activities, (e) any of the foregoing activities as they relate to a Subsidiary of the Partnership and (f) such activities as are incidental thereto. Nothing contained herein shall be deemed to prohibit the General Partner from executing guarantees of Debt of the Partnership for which it would otherwise be liable in its capacity as General Partner.
     Section 7.6. Contracts with Affiliates.
     (a) The General Partner or any Affiliate thereof may lend to the Partnership funds needed or desired by the Partnership for such periods of time as the General Partner may determine. The Partnership shall reimburse the General Partner or such Affiliate for any costs incurred by it in connection with the borrowing of funds obtained by the General Partner or such Affiliate and loaned to the Partnership.
     (b) The Partnership may lend or contribute funds to Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Person.
     (c) The General Partner may itself, or may enter into an agreement with any of its Affiliates to, render services to the Partnership on such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner deems appropriate.

     (d) The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner deems appropriate.
     Section 7.7. Indemnification.
     (a) To the fullest extent permitted by law, the Partnership shall indemnify and hold harmless any Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed with gross negligence, willful misconduct or in bad faith or was the result of active and deliberate dishonesty; or (ii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any Debt or other obligations of the Partnership or any Subsidiary of the Partnership (including any Debt which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness or other obligations. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent or any entry of an order of probation prior to judgment, shall not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7(a). Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership.
     (b) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is a party to any claim, demand, action, suit or proceeding may be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding upon receipt by the Partnership of a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified as authorized by this Section 7.7.
     (c) The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any other agreement entered into by the Partnership, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the heirs, successors, assigns and administrators of the Indemnitee.
     (d) The Partnership may purchase and maintain insurance on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by any such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.
     (e) Any liabilities which an Indemnitee incurs as a result of acting on behalf of the Partnership, the General Partner or the Parent (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the IRS, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this Section 7.7, unless such liabilities arise as a result of (i) such Indemnitee’s willful misconduct or knowing violation of the law, (ii) any transaction in which such Indemnitee received a personal benefit in violation or breach of any provision of this Agreement or applicable law or (iii) in the case of any criminal proceeding, such Indemnitee had reasonable cause to believe that the act or omission was unlawful.
     (f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.
     (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.
     (h) The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect (i) the rights of an Indemnitee to indemnification under this Section 7.7 or (ii) the limitations on the Partnership’s liability to any Indemnitee under this Section 7.7, in each case as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
     (i) If and to the extent any reimbursements to the General Partner pursuant to this Section 7.7 constitute gross income of the General Partner (as opposed to the repayment of advances made by the General Partner on behalf of the Partnership), such amounts shall constitute a “guaranteed payment” within the meaning of Code Section 707(c), shall be treated consistently therewith by the Partnership and all Partners and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.
     Section 7.8. Liability of the General Partner.
     (a) Notwithstanding anything to the contrary set forth in this Agreement, none of the General Partner, the Parent or any of their respective directors, members or officers shall be liable or accountable in damages or otherwise to the Partnership, any Partners or any Assignees, or their successors or assigns, for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or any act or omission if the General Partner, the Parent or such director, member or officer acted in good faith.
     (b) The Limited Partners expressly acknowledge that the General Partner is acting for the benefit of the Partnership, the Limited Partners and the Parent’s stockholders, collectively, and that the General Partner is under no obligation to give priority to the separate interests of the Limited Partners or the Parent’s stockholders (including the tax consequences to the Limited Partners or the Parent’s stockholders) in deciding whether to cause the Partnership to take (or decline to take) any actions. If there is a conflict between the interests of the stockholders of the Parent, on the one hand, and the Limited Partners, on the other hand, the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either the stockholders of the Parent or the Limited Partners. The General Partner shall not be liable to the Partnership or to any Partner for monetary damages for losses sustained, liabilities incurred or benefits not derived in connection with such decisions provided that the General Partner shall have acted in good faith.
     (c) The General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its employees or agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.
     (d) To the extent that, at law or in equity, the General Partner has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or the Limited Partners, the General Partner shall not be liable to the Partnership or to any other Partner for its good faith reliance on the provisions of this Agreement.
     (e) Notwithstanding anything herein to the contrary, except for fraud, willful misconduct or gross negligence, or pursuant to any express indemnities given to the Partnership by any Partner pursuant to any other written instrument, no Partner shall have any personal liability whatsoever, to the Partnership or to the other Partner(s), for the debts or liabilities of the Partnership or the Partnership’s obligations hereunder, and the full recourse of the other Partner(s) shall be limited to the interest of that Partner in the Partnership. To the fullest extent permitted by law, no director, manager, officer, member or stockholder of the General Partner shall be liable to the Partnership for money damages except for (i) active and deliberate dishonesty established by a nonappealable final judgment or (ii) actual receipt of an improper benefit or profit in money, property or services. Without limitation of the foregoing, and except for fraud, willful misconduct or gross negligence, or pursuant to any such express indemnity, no property or assets of any Partner, other than its interest in the Partnership, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Partner(s) and arising out of, or in connection with, this Agreement.
     (f) Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s, the Parent’s or any of their respective directors’, members’ or officers’ liability to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
     Section 7.9. Other Matters Concerning the General Partner and the Parent.
     (a) Each of the General Partner and the Parent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.
     (b) Each of the General Partner and the Parent may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which the General Partner or the Parent reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.
     (c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.
     (d) Notwithstanding any other provision of this Agreement or the Act, any action of the General Partner or the Parent on behalf of the Partnership or any decision of the General Partner or the Parent to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the Parent to continue to qualify as a REIT, (ii) for the Parent otherwise to satisfy the REIT Requirements or (iii) to avoid the Parent incurring any taxes under Code Section 857 or Code Section 4981, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.
     Section 7.10. Title to Partnership Assets. Title to Partnership Assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively with other Partners or Persons, shall have any ownership interest in such Partnership Assets or any portion thereof. Title to any or all of the Partnership Assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership Assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be deemed held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement. All Partnership Assets shall be recorded as the property of the Partnership on its books and records, irrespective of the name in which legal title to such Partnership Assets is held.
     Section 7.11. Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the

General Partner has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against any such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.
ARTICLE 8
RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS
     Section 8.1. Limitation of Liability. The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement or under the Act.
     Section 8.2. Management of Business. No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, member, employee, partner, agent or trustee of the General Partner or any of its Affiliates, in its capacity as such, if such Person shall also be a Limited Partner or Assignee) shall take part in the operation, management or control (within the meaning of the Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. The transaction of the business on behalf of the Partnership by the General Partner, any Affiliate of the General Partner, any officer, director, member, employee, partner, agent or trustee of the General Partner, the Partnership or any Affiliates of the Partnership, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.
     Section 8.3. Outside Activities of Limited Partners. Subject to any agreements entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership, the Parent or any Affiliate thereof (including any employment agreement), any Limited Partner (other than the Parent Limited Partner) and any Assignee, officer, director, employee, agent, trustee, Affiliate, member or shareholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct or indirect competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partner shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. Subject to such agreements, none of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person (other than the General Partner, to the extent expressly provided herein), and such Person shall have no obligation pursuant to this Agreement, subject to any other agreements entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership, the Parent or any Affiliate thereof, to offer any interest in any such business ventures to the Partnership, any Limited Partner, the Parent or any such other Person, even if such opportunity is of a character that, if presented to the Partnership, any Limited Partner, the Parent or such other Person, could be taken by such Person.
     Section 8.4. Return of Capital Contributions. Except pursuant to the rights of Redemption set forth in Section 8.6, no Limited Partner shall be entitled to the withdrawal or return of his, her or its Capital Contribution except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. No Limited Partner shall (a) have priority over any other Limited Partner either as to the return of Capital Contributions or as to profits, losses, distributions or credits or (b) be entitled to interest on his, her or its Capital Contribution or its Capital Account.
     Section 8.5. Rights of Limited Partners Relating to the Partnership. Each Limited Partner shall have the right, upon reasonable advance written notice to the General Partner, which notice shall include a statement of the Limited Partner’s purpose (which shall be reasonably related to such Limited Partner’s interest as a limited partner in the Partnership), and at such Limited Partner’s expense, to inspect the books and records of the Partnership that are maintained in accordance with the Act; provided, that the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner deems reasonable, any information that (a) the General Partner believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or (b) the Partnership or the General Partner is required by law or by agreements with third parties to keep confidential.
     Section 8.6. Redemption Rights.
     (a) On or after the first anniversary of the Effective Date (except as provided in Section 8.6(h)), with respect to the OP Units acquired on the Effective Date, each Limited Partner (other than the Parent Limited Partner) shall have the right (subject to the terms and conditions set forth herein and in any other agreement, as applicable) to require the Partnership to redeem all or a portion of the OP Units held by such Limited Partner (such OP Units being hereafter referred to as “Tendered Units”) in exchange for the Cash Amount (a “Redemption”) unless the terms of such OP Units or a separate agreement entered into between the Partnership and the holder of such OP Units provide that such OP Units are not entitled to a right of Redemption. The Tendering Partner shall have no right, with respect to any OP Units so redeemed, to receive any distributions paid on or after the Specified Redemption Date. Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the General Partner by the Limited Partner who is exercising the right (the “Tendering Partner”). The Cash Amount shall be payable to the Tendering Partner on the Specified Redemption Date; provided, however, that the Partnership shall be entitled to offset against, and deduct from, the Cash Amount that is payable to the Tendering Partner any amounts payable under or owed by the Tendering Partner pursuant to any security deposit indemnity agreement between the Tendering Partner and the Partnership or any of its Affiliates.

     (b) Notwithstanding Section 8.6(a), if a Limited Partner has delivered to the General Partner a Notice of Redemption then the Parent may, in its sole and absolute discretion, (subject to the limitations on ownership and transfer of REIT Shares set forth in the Charter) elect to assume and satisfy the General Partner’s Redemption obligation and acquire some or all of the Tendered Units from the Tendering Partner in exchange for the REIT Shares Amount (as of the Specified Redemption Date) and, if the Parent so elects, the Tendering Partner shall sell the Tendered Units to the Parent in exchange for the REIT Shares Amount; provided, however, that the Partnership shall be entitled to offset against, and deduct from, the REIT Shares Amount a number of REIT Shares having a Fair Market Value equal to any amounts payable under or owed by the Tendering Partner pursuant to any security deposit indemnity agreement between the Tendering Partner and the Partnership or any of its Affiliates. In such event, the Tendering Partner shall have no right to cause the Partnership to redeem such Tendered Units. The Parent shall give such Tendering Partner written notice of its election on or before the close of business on the fifth Business Day after its receipt of the Notice of Redemption, and the Tendering Partner may elect to withdraw its redemption request at any time prior to the acceptance of the cash or REIT Shares Amount by such Tendering Partner. Assuming the Parent exercises its option to deliver REIT Shares, the Parent shall contribute the Tendered Units to the General Partner and/or the Parent Limited Partner, as the case may be. If the REIT Shares are proposed to be sold by the Tendering Partner or its permitted assigns pursuant to a registration statement filed by the Parent pursuant to a registration rights agreement between the Tendering Partner and the Parent, the Specified Redemption Date for purposes of this Section 8.6(b) shall be the date or dates the Tendering Partner or its permitted assigns reasonably requests from time to time.
     (c) The REIT Shares Amount, if applicable, shall be delivered as duly authorized, validly issued, fully paid and nonassessable REIT Shares and, if applicable, free of any pledge, lien, encumbrance or restriction (including any lien, encumbrance or restriction existing under any security deposit indemnity agreement between the Tendering Partner and the Partnership or any of its Affiliates), other than those provided in the Charter or the Bylaws of the Parent, the Securities Act, relevant state securities or blue sky laws and any applicable registration rights agreement with respect to such REIT Shares entered into by the Tendering Partner. Such REIT Shares shall also bear any legend set forth in the Charter. Notwithstanding any delay in such delivery (but subject to Section 8.6(e)), the Tendering Partner shall be deemed the owner of such REIT Shares for all purposes, including rights to vote or consent, and receive dividends, as of the Specified Redemption Date.
     (d) Each Limited Partner covenants and agrees with the General Partner or the Parent, as applicable, that all Tendered Units shall be delivered to the General Partner or the Parent, as applicable, free and clear of all liens, claims and encumbrances whatsoever and should any such liens, claims and/or encumbrances exist or arise with respect to such Tendered Units, the General Partner or the Parent, as applicable, shall be under no obligation to acquire the same. Each Limited Partner further agrees that, if any state or local property transfer tax is payable as a result of the transfer of its Tendered Units to the General Partner (or its designee) or the Parent, as applicable, such Limited Partner shall assume and pay such transfer tax.
     (e) Notwithstanding the provisions of Sections 8.6(a), 8.6(b) and 8.6(c) or any other provision of this Agreement, a Limited Partner (i) shall not be entitled to effect an exchange for REIT Shares to the extent the ownership or right to acquire REIT Shares pursuant to such exchange by such Partner on the Specified Redemption Date could cause such Partner or any other Person to violate the restrictions on ownership and transfer of REIT Shares set forth in the Charter and (ii) shall have no rights under this Agreement to acquire REIT Shares if such acquisition would otherwise be prohibited under the Charter. To the extent any attempted exchange for REIT Shares would be in violation of this Section 8.6(e), it shall be null and void ab initio and such Limited Partner shall not acquire any rights or economic interest in the REIT Shares otherwise issuable upon such exchange.
     (f) Notwithstanding anything herein to the contrary (but subject to Section 8.6(e)), with respect to any Redemption or exchange for REIT Shares pursuant to this Section 8.6: (i) all OP Units acquired by the General Partner pursuant thereto shall automatically, and without further action required, be converted into and deemed to be General Partner Interests comprised of the same number and class of OP Units; (ii) except as provided in Section 8.6(h), without the consent of the General Partner, each Limited Partner may effect a Redemption only one time in each fiscal quarter; (iii) without the consent of the General Partner, each Limited Partner may not effect a Redemption (A) for less than 1,000 OP Units or (B) if the Limited Partner holds less than 1,000 OP Units or such Redemption would otherwise cause the Limited Partner to hold less than 1,000 OP Units, all of the OP Units held by such Limited Partner; (iv) without the consent of the General Partner, no Limited Partner may effect a Redemption during the period after the Partnership Record Date with respect to a distribution and before the record date established by the General Partner for a distribution to its sole member of some or all of its portion of such distribution; (v) the consummation of any Redemption or exchange for REIT Shares shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and (vi) each Tendering Partner shall continue to own all OP Units subject to any Redemption or exchange for REIT Shares, and be treated as a Limited Partner with respect to such OP Units for all purposes of this Agreement, until such OP Units are transferred to the General Partner and paid for or exchanged on the Specified Redemption Date. Until a Specified Redemption Date, the Tendering Partner shall have no rights as a stockholder of the Parent with respect to such Tendering Partner’s OP Units.
     (g) In the event that the Partnership issues additional Partnership Interests to any Additional Limited Partner pursuant to Section 4.3, the General Partner shall make such revisions to this Section 8.6 as it determines are necessary to reflect the issuance of such additional Partnership Interests.
     (h) Nothing herein (including the one-year waiting period set forth in Section 8.6(a) and the limitation set forth in Section 8.6(f)(ii)) shall prohibit the Parent from, in its sole and absolute discretion, acquiring OP Units that have not been tendered for Redemption pursuant to Section 8.6(a) and exchanging such OP Units for REIT Shares, including as it deems necessary to comply with any obligations it may have under any applicable registration rights agreement with any Partner. If the Parent breaches its obligations pursuant to any applicable registration rights agreement with any Partner in connection with such Partner’s exercise of its registration rights under such agreement: (i) such Partner shall have the right to require the Partnership to redeem all or a portion of the OP Units held by such Partner pursuant to Section 8.6(a) without regard to the one-year waiting period set forth in Section 8.6(a) and the limitation set forth in Section 8.6(f)(ii); provided, that the remaining provisions of this Article 8 (including Sections 8.6(b) and 8.6(e)) shall apply in connection with any such redemption; and (ii) the Specified Redemption Date shall be the date on which the Parent was required to deliver the REIT Shares pursuant to the applicable registration rights agreement.

     Section 8.7. Adjustment Factor. The Partnership shall notify any Limited Partner that is a Qualifying Party, on request, of the then current Adjustment Factor or any change made to the Adjustment Factor.
ARTICLE 9
BOOKS, RECORDS, ACCOUNTING AND REPORTS
     Section 9.1. Records and Accounting. The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership’s business, including all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Sections 8.5 and 9.3. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, electronic information servers or other storage devices, compact discs, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.
     Section 9.2. Fiscal Year. The fiscal year of the Partnership shall be the calendar year.
     Section 9.3. Reports.
     (a) As soon as practicable, but in no event later than the date on which the Parent mails its annual report to its stockholders, the General Partner shall cause to be mailed to each Limited Partner an annual report, as of the close of the most recently ended Partnership Year, containing financial statements of the Partnership, or of the Parent if such statements are prepared on a consolidated basis with the Partnership, for such Partnership Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the Parent.
     (b) If and to the extent that the Parent mails quarterly reports to its stockholders, as soon as practicable, but in no event later than the date on such reports are mailed, the General Partner shall cause to be mailed to each Limited Partner a report containing unaudited financial statements, as of the last day of such fiscal quarter, of the Partnership, or of the Parent if such statements are prepared on a consolidated basis with the Partnership, and such other information as may be required by applicable law or regulations, or as the Parent determines to be appropriate.
ARTICLE 10
TAX MATTERS
     Section 10.1. Preparation of Tax Returns. The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within 120 days of the close of each Partnership Year, the tax information reasonably required by all Partners for federal and state income tax reporting purposes.

     Section 10.2. Tax Elections. The General Partner shall determine whether to make any available election pursuant to the Code, including the election under Code Section 754. The General Partner shall have the right to seek to revoke any such election upon the General Partner’s determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.
     Section 10.3. Tax Matters Partner.
     (a) The General Partner shall be the “tax matters partner” of the Partnership for federal income tax purposes. Pursuant to Code Section 6223(c), upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address and profit interest of each of the Partners provided such information is provided to the Partnership by the Limited Partners.
     (b) The General Partner as tax matters partner shall (without Limited Partner approval) be permitted to:
     (i) enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”). In any such settlement agreement, the General Partner may expressly state that such agreement shall bind all Partners to the extent permitted under the Code;
     (ii) seek judicial review in any court determined by the General Partner of any final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a “final adjustment”);
     (iii) intervene in any action brought by any other Partner for judicial review of a final adjustment;
     (iv) file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, file an appropriate pleading (petition or complaint) for judicial review with respect to such request;
     (v) enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; or
     (vi) take any other action on behalf of the Partners of the Partnership in connection with any tax audit or judicial review proceeding, including with respect to any state or local tax audit or judicial proceeding.
     The provisions relating to indemnification of the General Partner set forth in Section 7.7 shall be fully applicable to the General Partner in its capacity as tax matters partner.
     (c) The tax matters partner shall receive no compensation for its services. All costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder.
     Section 10.4. Withholding. Each Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Partner any amount of federal, state, local or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Partner pursuant to this Agreement, including any taxes required to be withheld or paid by the Partnership pursuant to Code Sections 1441, 1442, 1445 or 1446. Any amount paid on behalf of or with respect to a Partner shall constitute a loan by the Partnership to such Partner, which loan shall be repaid by such Partner within 15 days after notice from the General Partner that such payment must be made unless (a) the Partnership withholds such payment from a distribution which would otherwise be made to the Partner or (b) the General Partner determines that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Partner. Any amounts withheld pursuant to the foregoing clauses (a) or (b) shall be treated as having been distributed to such Partner. Each Partner hereby unconditionally and irrevocably grants to the Partnership a security interest (ranking senior in priority) in such Partner’s Partnership Units to secure such Partner’s obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.4. In the event that a Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.4 when due, the General Partner may elect to make the payment to the Partnership on behalf of such defaulting Partner, and in such event shall be deemed to have loaned such amount to such defaulting Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Partner (including the right to receive distributions). Any amounts payable by a Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, plus two percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., 15 days after demand) until such amount is paid in full. Each Partner shall take such actions as the General Partner shall reasonably request in order to perfect or enforce the security interest created hereunder.
ARTICLE 11
TRANSFERS AND WITHDRAWALS
     Section 11.1. Transfer.
     (a) No part of the interest of a Limited Partner shall be subject to the claims of any creditor, any spouse for alimony or support or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.
     (b) No Partnership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11. Any Transfer or purported Transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void ab initio unless consented to by the General Partner in its sole and absolute discretion.

     (c) No Transfer of any Partnership Interest may be made to: (i) a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability without the consent of the General Partner in its sole and absolute discretion; provided that as a condition to such consent, the lender will be required to enter into an arrangement with the Partnership and the General Partner to redeem or exchange for REIT Shares any Partnership Units in which a security interest is held by such lender concurrently with such time as such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Code Section 752; or (ii) any person who is a “foreign person” within the meaning of Code Section 1445(f) or a “foreign partner” within the meaning of Code Section 1446(e) without the consent of the General Partner in its sole and absolute discretion.
     Section 11.2. Transfer of General Partner’s Partnership Interest.
     (a) Except as set forth in this Section 11.2, the General Partner shall not withdraw from the Partnership and shall not Transfer all or any portion of its interest in the Partnership (whether by sale, disposition, statutory merger or consolidation, liquidation or otherwise) without the Consent of a Majority in Interest of the Outside Limited Partners, which Consent may be given or withheld in the sole and absolute discretion of such Limited Partners. Upon any Transfer of such a Partnership Interest pursuant to the Consent of a Majority in Interest of the Outside Limited Partners and otherwise in accordance with the provisions of this Section 11.2(a), the transferee shall become a successor General Partner for all purposes herein, and shall be vested with the powers and rights of the transferor General Partner, and shall be liable for all obligations and responsible for all duties of the General Partner, once such transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Partnership Interest so acquired. It is a condition to any Transfer otherwise permitted hereunder that the transferee assumes, by operation of law or express agreement, all of the obligations of the transferor General Partner under this Agreement with respect to such Transferred Partnership Interest, and such Transfer shall relieve the transferor General Partner of its obligations under this Agreement without the Consent of a Majority in Interest of the Outside Limited Partners. In the event that the General Partner withdraws from the Partnership, in violation of this Agreement or otherwise, or otherwise dissolves or terminates, or upon the Incapacity of the General Partner, all of the remaining Partners may elect to continue the Partnership business by selecting a successor General Partner in accordance with the Act.
     (b) Notwithstanding Section 11.2(a), the General Partner may, without the consent of the Limited Partners, Transfer its General Partner Interest in connection with any merger, consolidation, share exchange or sale of all or substantially all of the assets or stock of the Parent if:
     (i) as a result of such transaction all Limited Partners will receive, or have the right to elect to receive, for each OP Unit an amount of cash, securities or other property equal in value to the product of the Adjustment Factor and the greatest amount of cash, securities or other property paid in such transaction to a holder of one (1) REIT Share in consideration of one (1) REIT share; provided that if, in connection with such transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding REIT Shares, each holder of OP Units shall be given the option to exchange its OP Units for the greatest amount of cash, securities or other property that a Limited Partner would have received had it (A) exercised its Redemption right pursuant to Section 8.6(a) and (B) sold, tendered or exchanged pursuant to the offer such REIT Shares received upon exercise of the Redemption right immediately prior to the expiration of the offer; or
     (ii) the General Partner or the Parent is the surviving entity in such transaction and either (A) the holders of REIT Shares do not receive cash, securities or other property in the transaction or (B) all holders of OP Units (other than the General Partner or any Subsidiary) receive for each OP Unit an amount of cash, securities or other property having a value (expressed as an amount per REIT Share) that is no less than the product of the Adjustment Factor and the greatest amount of cash, securities or other property (expressed as an amount per REIT Share) received in such transaction by any holder of REIT Shares.
     (c) Notwithstanding Sections 11.2(a) and (b), the General Partner, the Parent Limited Partner or the Parent may merge with or into or consolidate with another entity if immediately after such merger or consolidation (i) substantially all of the assets of the successor or surviving entity (the “Survivor”), other than Partnership Units held by the General Partner or the Parent Limited Partner, are contributed, directly or indirectly, to the Partnership as a Capital Contribution in exchange for Partnership Units with a fair market value equal to the value of the assets so contributed as determined by the Survivor in good faith and (ii) the Survivor expressly agrees to assume all obligations of the General Partner hereunder. Upon such contribution and assumption, the Survivor shall have the right and duty to amend this Agreement as set forth in this Section 11.2(c). The Survivor shall in good faith arrive at a new method for the calculation of the Cash Amount, the REIT Shares Amount and the Adjustment Factor after any such merger or consolidation so as to approximate the existing method for such calculation as closely as reasonably possible. Such calculation shall take into account, among other things, the kind and amount of securities, cash and other property that was receivable upon such merger or consolidation by a holder of REIT Shares or options, warrants or other rights relating thereto, and which a holder of Partnership Units could have acquired had such Partnership Units been exchanged immediately prior to such merger or consolidation. Such amendment to this Agreement shall provide for adjustment to such method of calculation, which shall be as nearly equivalent as may be practicable to the adjustments provided for with respect to the Adjustment Factor. The Survivor also shall in good faith modify the definition of REIT Shares and make such amendments to Section 8.06 so as to approximate the existing rights and obligations set forth in Section 8.06 as closely as reasonably possible. The above provisions of this Section 11.2(c) shall similarly apply to successive mergers or consolidations permitted hereunder.
     (d) Notwithstanding the other provisions of this Article 11 (other than Section 11.6(d)), the Partnership Interests of the General Partner may be Transferred, at any time or from time to time, to any Person that is, at the time of such Transfer, the Parent or any successor thereto or a Qualified REIT Subsidiary. Any transferee of the entire General Partner Interest pursuant to this Section 11.2(d) shall automatically become, without further action or Consent of any Limited Partners, the sole general partner of the Partnership, subject to all the rights, privileges, duties and obligations under this Agreement and the Act relating to a general partner.

Upon any Transfer permitted by this Section 11.2(d), the transferor General Partner shall be relieved of all its obligations under this Agreement. The provisions of Sections 11.2(a) (other than the last sentence thereof), 11.3 and 11.4 shall not apply to any Transfer permitted by this Section 11.2(d).
     Section 11.3. Transfer of Limited Partners’ Partnership Interests.
     (a) Except in connection with an acquisition of Partnership Units by the Parent and except as provided in Section 11.3(g), no Limited Partner shall Transfer all or any portion of its Partnership Interest to any transferee without the written consent of the General Partner, which consent may be withheld in its sole and absolute discretion.
     (b) Notwithstanding any other provision of this Article 11 (other than Section 11.6(d)), the Partnership Interests of the Parent Limited Partner may be Transferred in whole or in part, at any time and from time to time, to any Person that is, at the time of such Transfer, the Parent or any successor thereto or any Qualified REIT Subsidiary.
     (c) Without limiting the generality of Section 11.3(a), it is expressly understood and agreed that the General Partner will not consent to any Transfer of all or any portion of any Partnership Interest pursuant to Section 11.3(a) unless such Transfer meets each of the following conditions:
     (i) Such Transfer is made only to a single Qualified Transferee; provided, however, that for such purposes, all Qualified Transferees that are Affiliates, or that comprise investment accounts or funds managed by a single Qualified Transferee and its Affiliates, shall be considered together to be a single Qualified Transferee.
     (ii) The transferee in such Transfer assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such Transferred Partnership Interest; provided, that no such Transfer (unless made pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Partner are assumed by a successor corporation or other entity by operation of law) shall relieve the transferor Partner of its obligations under this Agreement without the approval of the General Partner, in its sole discretion. Notwithstanding the foregoing, any transferee of any Transferred Partnership Interest shall be subject to any and all ownership limitations contained in the Charter that may limit or restrict such transferee’s ability to exercise its Redemption rights, including the Ownership Limit. Any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Limited Partner, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.5.
     (iii) Such Transfer is effective as of the first day of a fiscal quarter of the Partnership Year.
     (d) If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner’s estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate, and such power as the Incapacitated Limited Partner possessed to Transfer all or any part of his, her or its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.
     (e) In connection with any proposed Transfer of a Limited Partner Interest, the General Partner shall have the right to receive an opinion of counsel reasonably satisfactory to it to the effect that the proposed Transfer may be effected without registration under the Securities Act and will not otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Transferred Partnership Interests.
     (f) No Transfer by a Limited Partner of all or any portion of his, her or its Partnership Interests (including any Redemption or other acquisition of Partnership Units by the Partnership or the General Partner) may be made to or by any person if (i) in the opinion of legal counsel for the Partnership, it would result in the Partnership being treated as an association taxable as a corporation or would result in a termination of the Partnership under Code Section 708, (ii) in the opinion of legal counsel for the Partnership, it would adversely affect the ability of the Parent to continue to qualify as a REIT or would subject the Parent to any additional taxes under Code Section 857 or Code Section 4981 or (iii) such Transfer would be effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Code Section 7704 (provided that this clause (iii) shall not be the basis for limiting or restricting in any manner the exercise of a Redemption right unless, and only to the extent that, in the absence of such limitation or restriction, there is a significant risk that the Partnership will be treated as a “publicly traded partnership” and, by reason thereof, taxable as a corporation).
     (g) Notwithstanding anything herein to the contrary, the provisions of this Section 11.3, other than Sections 11.3(e) and 11.3(f), shall not apply with respect to any Transfer of all or any portion of the Partnership Interest held by (i) any Limited Partner that is, as of the Effective Date, party to a registration rights agreement with the Parent with respect to the OP Units and/or REIT Shares held by such Limited Partner or (ii) any transferee of such a Limited Partner.
     Section 11.4. Substituted Limited Partners.
     (a) A transferee of the interest of a Limited Partner pursuant to a Transfer consented to by the General Partner pursuant to Section 11.3(a) may be admitted as a Substituted Limited Partner only with the consent of the General Partner, which consent may be given or withheld by the General Partner in its sole discretion. The failure or refusal by the General Partner to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or the General Partner. Subject to the foregoing, an Assignee shall not be admitted as a Substituted Limited Partner until and unless it furnishes to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all the terms, conditions and applicable obligations of this Agreement, (ii) a counterpart signature page to this Agreement executed by such Assignee and (iii) such other documents and instruments as may be required or advisable, in the sole discretion of the General Partner, to effect such Assignee’s admission as a Substituted Limited Partner.

     (b) A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.
     (c) Upon the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A to reflect the name, address and number of Partnership Units of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and number of Partnership Units of the predecessor of such Substituted Limited Partner.
     Section 11.5. Assignees. If the General Partner, in its sole discretion, does not consent to the admission of any transferee of any Partnership Interest as a Substituted Limited Partner in connection with a transfer permitted by the General Partner pursuant to Section 11.3(a), such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses and other items of income, gain, loss, deduction and credit of the Partnership attributable to the Partnership Units assigned to such Assignee and the rights to Transfer the Partnership Units only in accordance with the provisions of this Article 11, but shall not be deemed to be a Partner or holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to effect a Consent or vote or effect a Redemption with respect to such Partnership Units on any matter presented to the Limited Partners for approval (such right to Consent or vote or effect a Redemption, to the extent provided in this Agreement or under the Act, fully remaining with the transferor Limited Partner). In the event that any such transferee desires to make a further assignment of any such Partnership Units, such Assignee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.
     Section 11.6. General Provisions.
     (a) No Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer of all of such Limited Partner’s Partnership Units in accordance with this Article 11, with respect to which the transferee becomes a Substituted Limited Partner, or pursuant to a redemption (or acquisition by the General Partner) of all of its Partnership Units pursuant to a Redemption under Section 8.6.
     (b) Any Limited Partner who shall Transfer all of his, her or its Partnership Units in a Transfer (i) consented to by the General Partner pursuant to this Article 11 where such transferee was admitted as a Substituted Limited Partner, (ii) pursuant to the exercise of its rights to effect a redemption of all of its Partnership Units pursuant to a Redemption under Section 8.6 or (iii) to the General Partner, whether or not pursuant to Section 8.6(b), shall cease to be a Limited Partner as of the effectiveness of the Transfer.
     (c) If any Partnership Unit is Transferred in compliance with the provisions of this Article 11, or is redeemed by the Partnership, or acquired by the General Partner pursuant to Section 8.6, on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit attributable to such Partnership Unit for such Partnership Year shall be allocated to the transferor

Partner or the Tendering Partner, as the case may be, and, in the case of a Transfer or assignment other than a Redemption, to the transferee Partner, by taking into account their varying interests during the Partnership Year in accordance with Code Section 706(d), using the “interim closing of the books” method or another permissible method selected by the General Partner. Solely for purposes of making such allocations, each of such items for the calendar month in which a Transfer occurs shall be allocated to the transferee Partner and none of such items for the calendar month in which a Transfer or a Redemption occurs shall be allocated to the transferor Partner or the Tendering Partner, as the case may be, if such Transfer occurs on or before the 15th day of the month, otherwise such items shall be allocated to the transferor. All distributions of Available Cash attributable to such Partnership Unit with respect to which the Partnership Record Date is before the date of such Transfer, assignment or Redemption shall be made to the transferor Partner or the Tendering Partner, as the case may be, and, in the case of a Transfer other than a Redemption, all distributions of Available Cash thereafter attributable to such Partnership Unit shall be made to the transferee Partner.
     (d) In addition to any other restrictions on Transfer contained in this Agreement, in no event may any Transfer or assignment of a Partnership Interest by any Partner (including any Redemption, any acquisition of Partnership Units by the General Partner or any other acquisition of Partnership Units by the Partnership) be made: (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; (iii) of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (iv) if such Transfer would cause the Parent to cease to comply with the REIT Requirements; (v) if such Transfer would, in the opinion of legal counsel to the Partnership or the General Partner, cause a termination of the Partnership for federal or state income tax purposes; (vi) if such Transfer would, in the opinion of legal counsel to the Partnership, cause the Partnership to cease to be classified as a partnership for federal income tax purposes; (vii) if such Transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in ERISA Section 3(14)) or a “disqualified person” (as defined in Code Section 4975(c)); (viii) without the consent of the General Partner, to any benefit plan investor within the meaning of Department of Labor Regulations Section 2510.3-101(f); (ix) if such Transfer would, in the opinion of legal counsel to the Partnership or the General Partner, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.3-101; (x) if such Transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities laws; (xi) if such Transfer would, in the opinion of legal counsel to the Partnership or the General Partner, adversely affect the ability of the Parent to continue to qualify as a REIT or would subject the Parent to any additional taxes under Code Section 857 or Code Section 4981; (xii) if such transfer would be effectuated through an “established securities market” or a “secondary market” (or the substantial equivalent thereof) within the meaning of Code Section 7704 (provided that this clause (xii) shall not be the basis for limiting or restricting in any manner the exercise of a Redemption right unless, and only to the extent that, in the absence of such limitation or restriction there is a significant risk that the Partnership will be treated as a “publicly traded partnership” and, by reason thereof, taxable as a corporation); (xiii) if such Transfer would cause the Partnership to have more than 100 partners (including as partners those persons indirectly owning an interest in the Partnership through a partnership, limited liability company, subchapter S corporation or grantor trust); (xiv) if such Transfer causes the Partnership

(as opposed to the Parent) to become a reporting company under the Exchange Act; or (xv) if such Transfer subjects the Partnership to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA.
ARTICLE 12
ADMISSION OF PARTNERS
     Section 12.1. Admission of Successor General Partner. A successor to all of the General Partner’s Partnership Interests who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective upon such Transfer. Any such successor shall carry on the business of the Partnership without dissolution. The admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission. In the case of such admission on any day other than the first day of a Partnership Year, all items attributable to the Partnership Interests for such Partnership Year shall be allocated between the transferring General Partner and such successor as provided in Section 11.6(c).
     Section 12.2. Admission of Additional Limited Partners.
     (a) After the date hereof, a Person not already a Partner who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including the power of attorney granted in Section 2.4, and (ii) such other documents or instruments as may be required in the sole discretion of the General Partner in order to effect such Person’s admission as an Additional Limited Partner.
     (b) Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner in its sole discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the receipt of the Capital Contribution in respect of such Limited Partner and the consent of the General Partner to such admission. If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items allocable among Partners and Assignees for such Partnership Year shall be allocated among such Limited Partner and all other Partners and Assignees using any method permitted under Code Section 706 as the General Partner determines. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner (other than in its capacity as an Assignee) and, except as otherwise agreed to by the Additional Limited Partner and the General Partner, all distributions of Available Cash thereafter shall be made to all Partners and Assignees including such Additional Limited Partner.
     Section 12.3. Amendment of Agreement and Certificate of Limited Partnership. For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4.
     Section 12.4. Limit on Number of Partners. Unless otherwise permitted by the General Partner, no Person shall be admitted to the Partnership as an Additional Limited Partner if the effect of such admission would be to cause the Partnership to have a number of Partners (including as Partners for this purpose those Persons indirectly owning an interest in the Partnership through another partnership, a limited liability company, a subchapter S corporation or a grantor trust) that would cause the Partnership to become a reporting company under the Exchange Act.
ARTICLE 13
DISSOLUTION AND LIQUIDATION
     Section 13.1. Dissolution. The Partnership shall not be dissolved by the admission of Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each, a “Liquidating Event”):
     (a) the expiration of its term as provided in Section 2.5;
     (b) a final and nonappealable judgement is entered by a court of competent jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and nonappealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless, prior to the entry of such order or judgement, a Majority in Interest of the remaining Outside Limited Partners agree in writing, in their sole and absolute discretion, to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgement, of a successor General Partner;
     (c) an event of withdrawal (as defined in the Act) of the General Partner, unless, within ninety (90) days after the withdrawal, a Majority in Interest of the Outside Limited Partners Consent, in their sole discretion, to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a substitute general partner;
     (d) an election to dissolve the Partnership made by the General Partner in its sole and absolute discretion, with or without the Consent of a Majority in Interest of the Outside Limited Partners;
     (e) the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;
     (f) the occurrence of any sale or other disposition of all or substantially all of the Partnership Assets or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the Partnership Assets;

     (g) the Redemption (or acquisition by the General Partner) of all Partnership Units other than Partnership Units held by the General Partner and the Parent Limited Partner; or
     (h) the Incapacity of the General Partner, unless, within 90 days after the event causing such Incapacity, a Majority in Interest of the Outside Limited Partners Consent to continue the business of the Partnership and to the appointment, effective as of the date of such Incapacity, of a substitute general partner.
     Section 13.2. Winding Up.
     (a) Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership’s business and affairs. The General Partner or, in the event that there is no remaining General Partner or the General Partner has dissolved, become bankrupt within the meaning of the Act or ceased to operate, any Person elected by a Majority in Interest of the Outside Limited Partners (the General Partner or such other Person being referred to herein as the “Liquidator”) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and property and the Partnership Assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order:
     (i) First, to the payment and discharge of all of the Partnership’s debts and liabilities to creditors other than the Partners;
     (ii) Second, to the payment and discharge of all of the Partnership’s debts and liabilities to the General Partner including amounts due as reimbursements under Section 7.4;
     (iii) Third, to the payment and discharge of all of the Partnership’s debts and liabilities to the Partners, pro rata; and
     (iv) The balance, if any, to the General Partner and Limited Partners pro rata in proportion to their positive Capital Account balances.
     The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13 other than reimbursement of its expenses as provided in Section 7.4. If any Partner has a deficit balance in its Capital Account, such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever.
     (b) Notwithstanding the provisions of Section 13.2(a) which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership Assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2(a), undivided interests in such Partnership Assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.
     (c) In the event that the Partnership is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article 13 to the Partners and Assignees that have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2) to the extent of, and in proportion to, positive Capital Account balances. If any Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs) (a “Capital Account Deficit”), such Partner shall not be required to make any contribution to the capital of the Partnership with respect to such Capital Account Deficit and such Capital Account Deficit shall not be considered a debt owed to the Partnership or any other person for any purpose whatsoever.
     Section 13.3. Deemed Contribution and Distribution. Notwithstanding any other provision of this Article 13, in the event the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Liquidating Event has occurred, the Partnership Assets shall not be liquidated, the Partnership’s liabilities shall not be paid or discharged and the Partnership’s affairs shall not be wound up. Instead, the Partnership shall be deemed to have contributed the Partnership Assets to a new partnership, in exchange for an interest in the new partnership, which new partnership shall be deemed to have assumed and taken such property subject to all Partnership liabilities. Immediately thereafter, the Partnership is deemed to distribute the interests in the new partnership, in liquidation of the Partnership, to the General Partner and the Limited Partners, in proportion to the Partners’ respective interests in the Partnership, for the continuation of the business.
     Section 13.4. Rights of Limited Partners. Except as otherwise provided in this Agreement, (a) each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contribution, (b) no Limited Partner shall have the right or power to demand or receive property other than cash from the Partnership and (c) no Limited Partner (other than any Limited Partner who holds Preferred Units, to the extent specifically set forth herein and in the applicable Partnership Unit Designation) shall have priority over any other Limited Partner as to the return of its Capital Contributions, distributions or allocations.
     Section 13.5. Notice of Dissolution. In the event a Liquidating Event occurs or an event occurs that would, but for provisions of Section 13.1, result in a dissolution of the Partnership, the General Partner shall, within 30 days thereafter, provide written notice thereof to each of the Partners and to all other parties with whom the Partnership regularly conducts business (as determined in the sole discretion of the General Partner) and shall publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the sole discretion of the General Partner).
     Section 13.6. Cancellation of Certificate of Limited Partnership. Upon the completion of the liquidation of the Partnership’s cash, property and other assets as provided in Section 13.2, the Partnership shall be terminated and the Certificate and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.
     Section 13.7. Reasonable Time for Winding-Up. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.
     Section 13.8. Waiver of Partition. Each Partner hereby waives any right to partition of the Partnership Assets.
ARTICLE 14
AMENDMENT OF PARTNERSHIP AGREEMENT; CONSENTS
     Section 14.1. Amendments. (a) Without limiting the powers of the General Partner as set forth in Section 7.1, each Limited Partner agrees that the General Partner (pursuant to its powers of attorney from the Limited Partners and Assignees), without the approval of any Limited Partner or Assignee, may amend any provision of this Agreement, and execute, swear to acknowledge, deliver, file and record whatever documents may be required in connection therewith, to:
     (i) reflect a change in the name of Partnership or the location of the principal place of business of the Partnership;
     (ii) reflect the admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;
     (iii) reflect a change that, in the sole discretion of the General Partner is reasonable and necessary or appropriate to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or that is necessary or advisable in the opinion of the General Partner to ensure that the Partnership will not be taxable as a corporation or an association taxable as a corporation for federal income tax purposes;
     (iv) reflect a change (i) that in the sole discretion of the General Partner does not adversely affect the Limited Partners in any material respect or (ii) that is required to effect the intent of the provisions of this Agreement or otherwise contemplated by this Agreement;

     (v) add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;
     (vi) satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;
     (vii) reflect such changes as are reasonably necessary for the Parent to maintain or restore its status as a REIT or to satisfy the REIT Requirements;
     (viii) to reflect the Transfer of all or any part of a Partnership Interest among the General Partner, the Parent Limited Partner, the Parent and any Qualified REIT Subsidiary;
     (ix) to modify the manner in which Capital Accounts are computed (but only to the extent set forth in the definition of “Capital Account” or contemplated by the Code or the Regulations);
     (x) reflect an amendment that is necessary or advisable in the opinion of the General Partner to prevent the Partnership or the General Partner or its directors or officers from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, or the Investment Advisers Act of 1940, as amended;
     (xi) reflect such actions as may be necessary or appropriate to avoid the assets of the Partnership being treated for any purpose of ERISA or Code Section 4975 as assets of any “employee benefit plan” as defined in and subject to ERISA or of any “plan” subject to Code Section 4975 (or any corresponding provisions of succeeding law) or to avoid the Partnership’s engaging in a prohibited transaction as defined in Section 406 of ERISA or Code Section 4975(c);
     (xii) reflect an amendment that in the sole discretion of the General Partner is necessary or desirable in connection with the authorization for issuance of any Partnership Interests pursuant to Section 4.3 or 4.5;
     (xiii) reflect any amendment expressly permitted in this Agreement to be made by the General Partner acting alone; or
     (xiv) reflect any other amendment similar to the foregoing.
     The General Partner will provide notice to the Limited Partners whenever any action under this Section 14.1(a) is taken.
     (b) Notwithstanding the foregoing, this Agreement shall not be amended, and no action may be taken by the General Partner, without the Consent of each Partner adversely affected if such amendment or action would (i) convert a Limited Partner’s interest in the Partnership into a general partner’s interest (except as the result of the General Partner acquiring such interest), (ii) modify the limited liability of a Limited Partner, (iii) alter the rights of any

Partner to receive distributions pursuant to Article 5 or Section 13.2(a)(iv), or the allocations specified in Article 6 (except as permitted pursuant to Sections 4.3, 4.5 and 6.2(b)) or (iv) amend this Section 14.1(b).
     (c) Except as otherwise provided in Section 14.1(a), amendments to this Agreement shall require the affirmative consent of the General Partner and Holders of Partnership Interests representing a majority of the Partnership Interests of the Limited Partners.
     Section 14.2. Amendments. Amendments to this Agreement requiring Consent of the Limited Partners may be proposed only by the General Partner. Following such proposal, the General Partner shall submit any proposed amendment to the Limited Partners for approval in accordance with Section 14.3.
     Section 14.3. Meetings of and Actions by the Partners.
     (a) Meetings of the Partners may be called by the General Partner at its sole discretion. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven days nor more than 30 days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of Partners is permitted or required under this Agreement, such vote or Consent may be given by proxy or at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 14.3(b).
     (b) Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement for the action in question). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). For purposes of obtaining such consent, the General Partner may require a response within a reasonable specified time, but not less than 10 days, and failure to respond in such time period shall constitute a consent that is consistent with the General Partner’s recommendation with respect to the proposal; provided, however, that an action shall become effective at such time as requisite consents are received even if prior to such specified time. Such consent shall be filed with the General Partner.
     (c) Each Limited Partner may authorize any Person or Persons to act for him, her or it by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or his, her or its attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership’s receipt of written notice of such revocation from the Limited Partner executing such proxy. The use of proxies will be governed in the same manner as in the case of corporations organized under the General Corporation Law of Delaware (including Section 212 thereof).

     (d) Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate in its sole and absolute discretion.
     (e) On matters on which Limited Partners are entitled to vote, each Limited Partner holding OP Units shall be entitled to cast a number of votes equal to the number of OP Units held by such Limited Partner.
     (f) Except as otherwise expressly provided in this Agreement, the Consent of Holders of Partnership Interests representing a majority of the Partnership Interests of the Limited Partners shall control.
ARTICLE 15
GENERAL PROVISIONS
     Section 15.1. Addresses and Notice.
     (a) All notices, demands or other communications required or desired to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally by Federal Express (or other similar overnight courier service), by telecopy transmission (with transmission confirmed) or by registered or certified mail, return receipt requested, postage prepaid, and addressed as set forth below:
     If to the Partnership or the General Partner:
Aviv Healthcare Properties Operating Limited Partnership
303 West Madison Street, Suite 2400
Chicago, Illinois 60606
Attn: Craig M. Bernfield
Telecopy Number: (312) 855-1684
with copies to:
Sidley Austin LLP
One South Dearborn Street
Chicago, Illinois 60603
Attn: Virginia L. Aronson
           Steven Sutherland
Telecopy Number: (312) 853-7036
     If to any Limited Partner, at the address designated for such Limited Partner in the Partnership’s books and records.
     (b) Any party may change such party’s address or telecopy number for the giving of notice specified above by giving notice as herein provided.
     (c) Any notice given by personal delivery, by Federal Express (or other similar overnight courier service), or telecopy transmission shall be deemed given, delivered, received and effective on the date of receipt (or confirmation or answer back for facsimile) of such delivery (or such other transmission at the address or telecopy number designated pursuant hereto) and any notice given by registered or certified mail shall be deemed given, delivered, received and effective on the third Business Day following the date on which it was deposited in the United States postal system.
     Section 15.2. Interpretation. All Article and Section titles and captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, all references herein to Articles, Sections, paragraphs, clauses and other subdivisions refer to the corresponding Articles, Sections, paragraphs, clauses and other subdivisions of this Agreement; and the words “herein,” “hereof,” “hereby,” “hereto,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular Article, Section, paragraph, clause or subdivision hereof. All exhibits which are referred to herein or attached hereto are hereby incorporated by reference. Wherever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”
     Section 15.3. Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.
     Section 15.4. Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.
     Section 15.5. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.
     Section 15.6. Creditors. Other than as expressly set forth herein with respect to Indemnitees, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.
     Section 15.7. Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon any breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.
     Section 15.8. Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.
     Section 15.9. Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of laws.

     Section 15.10. Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.
     Section 15.11. Limitation to Preserve REIT Status. Notwithstanding anything else in this Agreement, to the extent that the amount paid, credited, distributed or reimbursed by the Partnership to the Parent, the General Partner or the Parent Limited Partner or their members, officers, directors, employees or agents, whether as a reimbursement, fee, expense or indemnity (a "REIT Payment”), would constitute gross income to the Parent for purposes of Code Section 856(c)(2) or Code Section 856(c)(3), then the amount of such REIT Payments, as selected by the General Partner in its discretion from among items of potential distribution, reimbursement, fees, expenses and indemnities, shall be reduced for any Partnership Year so that the REIT Payments, as so reduced, for or with respect to the Parent, the General Partner or the Parent Limited Partner, shall not exceed the lesser of:
     (a) an amount equal to the excess, if any, of (i) 4.9% of the Parent’s total gross income (but excluding the amount of any REIT Payments) for the Partnership Year that is described in subsections (A) through (H) of Code Section 856(c)(2) over (ii) the amount of gross income (within the meaning of Code Section 856(c)(2)) derived by the Parent from sources other than those described in subsections (A) through (H) of Code Section 856(c)(2) (but not including the amount of any REIT Payments); or
     (b) an amount equal to the excess, if any, of (i) 24% of the Parent’s total gross income (but excluding the amount of any REIT Payments) for the Partnership Year that is described in subsections (A) through (I) of Code Section 856(c)(3) over (ii) the amount of gross income (within the meaning of Code Section 856(c)(3)) derived by the Parent from sources other than those described in subsections (A) through (I) of Code Section 856(c)(3) (but not including the amount of any REIT Payments); provided, however, that REIT Payments in excess of the amounts set forth in paragraphs (a) and (b) above may be made if the General Partner, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts shall not adversely affect the Parent’s ability to qualify as a REIT. To the extent that REIT Payments may not be made in a Partnership Year as a consequence of the limitations set forth in this Section 15.11, such REIT Payments shall carry over and shall be treated as arising in the following Partnership Year. The purpose of the limitations contained in this Section 15.11 is to prevent the Parent from failing to qualify as a REIT under the Code by reason of the Parent’s share of items, including distributions, reimbursements, fees, expenses or indemnities, receivable directly or indirectly from the Partnership, and this Section 15.11 shall be interpreted and applied to effectuate such purpose.
     Section 15.12. No Rights as Limited Partners of General Partner or Stockholders of Parent. Nothing contained in this Agreement shall be construed as conferring upon the holders of Partnership Units any rights whatsoever as limited partners of the General Partner or stockholders of the Parent, including any right to receive dividends or other distributions made to limited partners of the General Partner or stockholders of the Parent or to vote or to consent or receive notice as limited partners in respect of any meeting of the limited partners of the General Partner or as stockholders in respect of any meeting of the stockholders of the Parent.

     Section 15.13. No Third Party Beneficiaries. The provisions of this Agreement are solely for the purpose of defining the interests of the Partners and the Parent, inter se, and no other Person (i.e., a Person who is not a signatory hereto or a permitted successor to such signatory hereto), other than as expressly set forth herein with respect to Indemnitees, shall have any right, power, title or interest by way of subrogation or otherwise, in and to the rights, powers, title and provisions of this Agreement. No creditor or other third party having dealings with the Partnership (other than as expressly set forth herein with respect to Indemnitees) shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans to the Partnership or to pursue any other right or remedy hereunder or at law or in equity. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may any such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or any of the Partners.
     Section 15.14. Entire Agreement. This Agreement and the Exhibits attached hereto contain the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes any other prior written or oral understandings or agreements among them with respect thereto.
[Remainder of page intentionally blank; signature pages follow.]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GENERAL PARTNER: AVIV REIT GP, L.L.C.
By:	AVIV REIT, INC., its sole member

By:
	Name:	Craig M. Bernfield
	Title:	Chief Executive Officer and President

PARENT: AVIV REIT, INC.
By:
	Name:	Craig M. Bernfield
	Title:	Chief Executive Officer and President

LIMITED PARTNERS: AVIV REIT LP, L.L.C.
By:	AVIV REIT, INC., its sole member

By:
	Name:	Craig M. Bernfield
	Title:	Chief Executive Officer and President

OTHER LIMITED PARTNERS SET FORTH ON EXHIBIT A:
By:
Craig M. Bernfield,
as Attorney-in-Fact for such Limited Partners

First Amended and Restated Agreement of Limited Parntership of
Aviv Healthcare Properties Operating Limited Partnership

EXHIBIT A
LIMITED PARTNERS AND PARTNERSHIP UNITS

A-1

EXHIBIT B
NOTICE OF REDEMPTION

B-1